Filed Pursuant to Rule 424(b)(2)

Registration No. 333-86580

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 20, 2002

3,100,000 Shares

Class A Common Stock

We are offering 2,325,000 shares of our Class A common stock. Selling stockholders are offering 775,000 shares of our Class A common stock. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our Class A common stock is quoted on the Nasdaq National Market under the symbol “SALM.” On April 29, 2004, the last reported sale price of our Class A common stock on the Nasdaq National Market was $30.21 per share.

The underwriters have an option to purchase a maximum of 400,000 additional shares of Class A common stock from us and the selling stockholders to cover over-allotments.

Investing in our Class A common stock involves risks. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Salem	Proceeds to Selling Stockholders
Per Share	$30.00	$1.50	$28.50	$28.50
Total	$93,000,000	$4,650,000	$66,262,500	$22,087,500

Delivery of the shares of Class A common stock will be made on or about May 5, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse First Boston	Deutsche Bank Securities

UBS Investment Bank

Jefferies & Company, Inc.	SunTrust Robinson Humphrey

The date of this prospectus supplement is April 29, 2004.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that is also a part of this document. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC that utilizes a shelf registration process. Under the shelf registration process, we and Salem Holding may sell certain of our securities, up to a total maximum aggregate offering price of $110,025,000 and the selling stockholders may sell up to an aggregate of 1,250,000 shares of our Class A common stock, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. Both this prospectus supplement and the accompanying prospectus include important information about us and the selling stockholders, our Class A common stock being offered hereby and other information you should know before investing in our Class A common stock.

In this prospectus supplement, the terms “we,” “us,” “our” and “ours” refer to Salem Communications Corporation, a Delaware corporation, and its consolidated subsidiaries. Our subsidiary, Salem Communications Holding Corporation, is referred to throughout this prospectus supplement as “Salem Holding” and Salem Communications Corporation, excluding its subsidiaries, is referred to as “Salem.” The term “our Class A common stock” means the Class A common stock, par value $0.01 per share, of Salem. The term “our Class B common stock” means the Class B common stock, par value $0.01 per share, of Salem. The term “selling stockholders” refers to Edward G. Atsinger III, Stuart W. Epperson and trusts and other entities through which they have beneficial ownership.

You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under the section entitled “Where You Can Obtain More Information” on page S-62 of this prospectus supplement, before investing in our Class A common stock. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus and previously filed information incorporated by reference. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the previously filed information incorporated by reference, the statements made in the accompanying prospectus or the previously filed information incorporated by reference are deemed modified or superseded by the statements made in this prospectus supplement.

We have not taken any action to permit a public offering of the shares of securities outside the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares of Class A common stock and the distribution of this prospectus supplement outside the United States.

MARKET AND INDUSTRY DATA

The market data included in this prospectus supplement, including information relating to our relative position in the broadcast industry, is based on internal surveys, market research, publicly available information and industry publications. Although we believe that such independent sources are reliable, we have not independently verified the information contained in them, and we cannot guarantee the accuracy or completeness of this information. Unless otherwise noted, individual radio stations are described in this prospectus supplement with reference to the markets they serve and not the city and state of license.

All metropolitan statistical area (“MSA”) rank information used in this prospectus supplement is from the Fall 2003 Radio Market Survey Schedule & Population Rankings (“Radio Market Survey”) published by The Arbitron Company, excluding the Commonwealth of Puerto Rico. According to the Radio Market Survey, the population estimates used were based upon 2000 U.S. Bureau Census estimates updated and projected to January 2004 by Claritas, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein by reference contains forward-looking statements that are subject to risks, uncertainties and assumptions. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “seeks,” “will,” “may” or similar expressions. These statements are based on certain assumptions that have been made in light of experience as well as perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus supplement, you should understand that these statements are not guarantees of performance or results. Many factors could affect actual financial results or results of operations or could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	operations and prospects;

•	our ability to successfully acquire and integrate new radio stations;

•	business and financing plans;

•	the cost and availability of financing sources;

•	future growth of the religious and family issues format segment of the radio broadcasting industry;

•	characteristics of competition;

•	actions of third parties such as government regulatory agencies; and

•	various other factors beyond our control including those described in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement.

All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, and in any document incorporated herein or therein, by reference. We do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus supplement. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of the offering. It contains information about us and the offering. It may not contain all of the information that may be important to you. To fully understand the investment you are contemplating, you should read carefully this prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the detailed information incorporated into each of them by reference before you make an investment decision. Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the over-allotment option to purchase additional shares of Class A common stock granted to the underwriters by us and the selling stockholders. The description of our business assumes completion of all announced transactions.

Salem Communications Corporation

We believe that we are the largest commercial U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family themes. Upon completion of all announced transactions, we will own a national portfolio of 95 radio stations in 37 markets, including 60 stations in 23 of the top 25 markets, which consists of 28 FM stations and 67 AM stations. Upon completion of all announced transactions, we will be one of only four commercial radio broadcasters with radio stations in all of the top 10 markets. We are the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. Management believes that we are the fourteenth largest radio broadcaster measured by net broadcasting revenue for the year ended December 31, 2003.

We also own Salem Radio Network®, which is a developer, producer and syndicator of religious and family themed talk, news and music programming with approximately 1,600 affiliated radio stations. In addition, we own Internet and publishing businesses which target our radio audiences.

Our business strategy is to expand and improve our national multimedia platform in order to deliver compelling content to audiences interested in religious and family themes. We primarily program our stations with our Christian teaching and talk format, which is talk programming with religious and family themes. We also feature news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by allowing us to reach listeners in markets where we do not own or operate radio stations.

Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for more than 30 years. We believe our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

Large and Growing Target Audiences

We believe our operations focus on a highly attractive and growing market:

•	38% growth in listenership over the past five years has made religious radio the fastest growing format in radio (Arbitron, Inc.);

•	85% of Americans rely on faith to bring meaning and purpose to their lives (Gallup Organization Study, January 2003);

•	41% of Americans say they have attended church in the last seven days (Gallup Organization Study, March 2004);

•	religious formats combined (including Religion (teaching/variety), contemporary Christian, Southern Gospel, Black Gospel and Gospel formats) represent the third largest radio format in the U.S. measured by number of commercial and noncommercial stations (The M Street Radio Directory); and

•	annual sales of Christian/Gospel music as a percentage of total U.S. genre album sales have grown from 6.0% in 2000 to 7.0% in 2003 (Soundscan).

Growth and Operating Strategies

Continue to Focus on and Serve Targeted Audiences.    A key attribute of our success is our consistent focus on reaching the audiences interested in religious and family themes. We have demonstrated a long-term commitment to these audiences by operating radio stations with formats directed to our listeners’ specific needs and interests.

Emphasize Compelling Content.    As more listening, reading and viewing options become available, compelling content is a key to expanding our listening audiences and increasing audience response to our advertisers. Each of our primary formats enhances our strategy of delivering compelling programming content and enables us to broaden our appeal to our target audiences. Our national radio network will continue to look for new block programming, compete aggressively for talk show talent, expand and refine our music networks, and develop compelling news and public affairs features.

Build Format Awareness.    We seek to build local format awareness for each of our radio stations in order to retain and increase our listening audiences, expand our base of advertisers and provide increased audience response to our block programming clients. We emphasize the development of a radio station’s identity to allow each radio station to better compete by developing local on-air personalities, improving production quality and technical facilities, and increasing promotional activities.

Build Radio Station Clusters.    By operating clusters of stations within the same market, we are able to broaden our appeal to our target audiences by broadcasting a range of formats, offer customers multiple programming options to advertise their products and achieve cost savings by integrating our operations.

Pursue Strategic Radio Acquisitions in Large Metropolitan Markets.    We intend to pursue acquisitions of radio stations in both new and existing markets, particularly in large metropolitan areas. Because we believe our presence in large markets makes us attractive to national block programmers and national advertisers, we will continue to pursue acquisitions of radio stations in selected top 50 markets where we currently do not own stations. Upon the completion of all announced transactions, we will own stations in 30 of the top 50 markets.

Consider Strategic Diversification.    We will continue to consider opportunities in other forms of media that complement our primary radio formats. This strategy will allow us to build upon our expertise in serving the audiences interested in religious and family themes.

Utilize Market Research, Targeted Programming and Marketing.    We use market research in certain key markets to tailor our programming, marketing and promotion of our music and news/talk stations to maximize audience share in these markets. This research helps us identify underserved or unserved markets or segments of the audiences interested in religious and family themes.

Organizational Structure

Salem Communications Corporation (“Salem”) was formed in 1986 as a California corporation and was reincorporated in Delaware in 1999. Salem Communications Holding Corporation (“Salem Holding”) was formed as a wholly-owned subsidiary of Salem in May 2000. Also in May 2000, we formed an additional wholly-owned subsidiary, Salem Communications Acquisition Corporation (“Salem Acquisition”), which has since acquired nine radio stations through its wholly-owned subsidiary SCA License Corporation. In August 2000, Salem assigned substantially all of its assets and liabilities, other than stock of Salem Holding and Salem Acquisition, to Salem Holding.

In June 2001, Salem Holding effected a dividend to Salem of Salem Holding’s Internet and publishing businesses. This transaction was effected as a dividend of the capital stock and membership interests, respectively, of Salem Holding’s wholly-owned subsidiaries, CCM Communications, Inc. and OnePlace, LLC. As a result, CCM and OnePlace became direct subsidiaries of Salem. Subsequently, the membership interests of OnePlace were contributed to SCA License Corporation, and OnePlace became an indirect subsidiary of Salem. Salem and all of its subsidiaries (other than Salem Holding) are guarantors of the borrowings under Salem Holding’s credit facility, as well as the existing 9% senior subordinated notes and 7¾% senior subordinated notes issued by Salem Holding and guaranteed by Salem and its other direct and indirect subsidiaries.

Recent Financial Developments

On April 26, 2004, we announced our operating results for the three months ended March 31, 2004. The following unaudited summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial information included in this prospectus supplement.

	Three Months Ended March 31,
	2003	2004
	(In thousands, except share and per share data) (unaudited)
Statement of Operations Data:
Net broadcasting revenue	$38,706	$43,157
Other media revenue	1,921	1,946

Total revenue	40,627	45,103
Operating expenses:
Broadcasting operating expenses	26,338	27,544
Cost of denied tower site and license upgrade	2,202	—
Other media operating expenses	1,860	2,162
Corporate expenses	4,044	4,304
Depreciation and amortization	3,025	3,097

Total operating expenses	37,469	37,107

Operating income	3,158	7,996
Other income (expense):
Interest income	154	29
Loss on sale of assets	—	(224)
Interest expense	(6,636)	(5,670)
Loss on early retirement of debt	(6,440)	—
Other expense	(69)	(111)

Total other income (expense)	(12,991)	(5,976)

Income (loss) before income taxes	(9,833)	2,020
Provision (benefit) for income taxes	(3,745)	777

Net income (loss)	$(6,088)	$1,243

Basic earnings (loss) per share:	$(0.26)	$0.05

Diluted earnings (loss) per share:	$(0.26)	$0.05

Basic weighted average shares outstanding	23,484,113	23,526,105

Diluted weighted average shares outstanding	23,484,113	23,678,124

	Three Months Ended March 31,
	2003	2004
	(In thousands)
	(unaudited)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$1,448	$4,159
Broadcast licenses	363,232	381,740
Other intangible assets including goodwill, net	16,920	15,011
Total assets	553,277	556,776
Long-term debt, including current portion	323,318	331,863
Total stockholders’ equity	$165,840	$173,657
Other Data:
Station operating income(1)	$12,368	$15,613
Station operating income margin(2)	32.0%	36.2%

(1)	We define station operating income as net broadcasting revenue less broadcasting operating expenses. Although station operating income is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. Management believes that station operating income is useful, when considered in conjunction with operating income, the most directly comparable GAAP financial measure, because it is generally recognized by the radio broadcasting industry as a tool in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. This measure is used by investors and by analysts who report on the industry to provide comparisons between broadcast groups. Additionally, we use station operating income as one of our key measures of operating efficiency and profitability. Station operating income does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with GAAP. Our station operating income is not necessarily comparable to similarly titled measures employed by other companies.

The following table provides a reconciliation of station operating income (a non-GAAP financial measure) to operating income (the most directly comparable GAAP financial measure, as presented in our financial statements) for the periods presented:

	Three Months Ended March 31,
	2003	2004
Station operating income	$12,368	$15,613
Plus other media revenue	1,921	1,946
Less cost of denied tower site and license upgrade	(2,202)	—
Less other media operating expenses	(1,860)	(2,162)
Less depreciation and amortization	(3,025)	(3,097)
Less corporate expenses	(4,044)	(4,304)

Operating income	$3,158	$7,996

(2)	Station operating income margin is station operating income as a percentage of net broadcasting revenue.

Recently Announced Acquisitions

We have recently announced that we have agreements to acquire the following three radio stations:

Transaction	Market	Station(s)	MSA Rank(1)	Purchase Price
Station Acquisition	Detroit, MI	WQBH-AM	10	$4,750,000
Station Acquisition	Atlanta, GA	WAFS-AM	11	$16,413,350
Station Acquisition	Honolulu, HI	KJPN-AM	60	$500,000

(1)	“MSA” means metropolitan statistical area.

Corporate Information

Our principal executive offices are located at 4880 Santa Rosa Road, Camarillo, California 93012, and our telephone number is (805) 987-0400. Our website is located at www.salem.cc. The information contained on or linked to our website is not a part of or incorporated into this prospectus supplement.

The Offering

Class A common stock being offered by:

Salem Communications Corporation	2,325,000 shares

The selling stockholders	775,000 shares

Total	3,100,000 shares

Class A common stock outstanding immediately after this offering	20,315,417 shares

Voting rights

Each share of Class A common stock is entitled to one vote. We also have Class B common stock, all of which is beneficially owned directly or indirectly by Edward G. Atsinger III or Stuart W. Epperson through trusts and other entities. Each share of our Class B common stock is generally entitled to 10 votes. Holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of stockholders. Shares of our Class A common stock and Class B common stock do not have cumulative voting rights with respect to the election of directors.

Dividend policy

Historically, we have not paid a dividend on either class of our common stock. We have historically retained earnings for use in our business and will continue to do so unless our board of directors makes a determination to declare and pay dividends on our common stock in light of and after consideration of our earnings, financial position, capital requirements, our bank credit facility, the indentures governing our senior subordinated notes and such other factors as the board of directors deems relevant.

Use of proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the redemption of up to approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes due 2011. For more details, see the section entitled “Use of Proceeds” in this prospectus supplement. We will not receive any proceeds from the sale of the shares of Class A common stock by the selling stockholders.

Nasdaq National Market symbol	SALM

Risk factors

Before deciding to invest in shares of our Class A common stock, you should read the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as other cautionary statements throughout this entire prospectus supplement and the documents incorporated by reference herein and therein.

Unless we specifically state otherwise, the information in this prospectus supplement:

•	excludes the sale of up to 400,000 shares of Class A common stock, which the underwriters have the option to purchase from us and the selling stockholders to cover over-allotments; and

•	excludes 758,416 shares of Class A common stock reserved at April 15, 2004, for issuance upon exercise of outstanding options under our stock incentive plan.

In addition, unless we specifically state otherwise, the number of shares of our common stock outstanding in this prospectus is based on the number of shares of our Class A common stock outstanding as of April 15, 2004.

Summary Consolidated Financial and Other Data

The summary consolidated financial and other data presented below for the three years ended December 31, 2003, have been derived from our audited consolidated financial statements. The summary consolidated financial and other data below should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Selected Consolidated Financial Information and Other Data” and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2003.

	Year Ended December 31,
	2001	2002	2003
	(In thousands, except share and per share data)
Statement of Operations Data:
Net broadcasting revenue	$136,106	$156,216	$170,483
Other media revenue	8,016	8,054	7,865

Total revenue	144,122	164,270	178,348
Operating expenses:
Broadcasting operating expenses	87,772	103,809	109,043
Cost of denied tower site and license upgrade	—	—	2,202
Other media operating expenses	9,282	7,709	7,942
Legal settlement	—	2,300	—
Corporate expenses	13,774	14,387	16,091
Cost of terminated offering	—	—	651
Depreciation and amortization	30,026	11,446	12,291

Total operating expenses	140,854	139,651	148,220

Operating income	3,268	24,619	30,128
Other income (expense):
Interest income	1,994	255	212
Gain (loss) on sale of assets	26,276	(567)	(214)
Gain on sale of assets to related party	3,560	—	—
Interest expense	(26,542)	(27,162)	(23,474)
Loss on early retirement of debt	—	—	(6,440)
Other expense	(573)	(458)	(410)

Total other income (expense)	4,715	(27,932)	(30,326)

Income (loss) before income taxes and discontinued operations	7,983	(3,313)	(198)
Provision (benefit) for income taxes	2,442	(1,323)	479

Income (loss) before discontinued operations	5,541	(1,990)	(677)
Discontinued operations, net of tax	(1,154)	15,995	—

Net income (loss)	$4,387	$14,005	$(677)

Basic earnings (loss) per share data:
Earnings (loss) before discontinued operations	$0.24	$(0.08)	$(0.03)
Income (loss) from discontinued operations	(0.05)	0.68	—
Net income (loss) per share	0.19	0.60	(0.03)
Diluted earnings (loss) per share data:
Earnings (loss) before discontinued operations	$0.24	$(0.08)	$(0.03)
Income (loss) from discontinued operations	(0.05)	0.68	—
Net income (loss) per share	0.19	0.59	(0.03)
Basic weighted average shares outstanding	23,456,828	23,473,821	23,488,898

Diluted weighted average shares outstanding	23,518,747	23,582,906	23,488,898

	As of December 31,
	2001	2002	2003
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$23,291	$26,325	$5,620
Restricted cash	—	107,661	—
Broadcast licenses	323,848	363,203	381,740
Other intangible assets, including goodwill, net	20,211	17,305	15,391
Total assets	507,254	672,209	560,011
Long-term debt, less current portion	311,621	350,908	336,091
Stockholders’ equity	$157,370	$171,928	$171,822

	Year Ended December 31,
	2001	2002	2003
	(In thousands)
Cash Flows Related To:
Operating activities	$11,633	$6,814	$24,034
Investing activities	(10,070)	(27,018)	(29,688)
Financing activities	18,430	22,608	(15,051)
Other Data:
Station operating income(1)	$48,334	$52,407	$61,440
Station operating income margin(2)	35.5%	33.5%	36.0%

(1)	We define station operating income as net broadcasting revenue less broadcasting operating expenses. Although station operating income is not a measure of performance calculated in accordance with GAAP, it should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. Management believes that station operating income is useful, when considered in conjunction with operating income, the most directly comparable GAAP financial measure, because it is generally recognized by the radio broadcasting industry as a tool in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. This measure is used by investors and by analysts who report on the industry to provide comparisons between broadcast groups. Additionally, we use station operating income as one of our key measures of operating efficiency and profitability. Station operating income does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with GAAP. Our station operating income is not necessarily comparable to similarly titled measures employed by other companies.

The following table provides a reconciliation of station operating income (a non-GAAP financial measure) to operating income (the most directly comparable GAAP financial measure, as presented in our financial statements) for the periods presented:

	Year Ended December 31,
	2001	2002	2003
	(In thousands)
Station operating income	$48,334	$52,407	$61,440
Plus other media revenue	8,016	8,054	7,865
Less cost of denied tower site and license upgrade	—	—	(2,202)
Less other media operating expenses	(9,282)	(7,709)	(7,942)
Less depreciation and amortization	(30,026)	(11,446)	(12,291)
Less corporate expenses	(13,774)	(14,387)	(16,091)
Less cost of terminated offering	—	—	(651)
Less legal settlement	—	(2,300)	—

Operating income	$3,268	$24,619	$30,128

(2)	Station operating income margin is station operating income as a percentage of net broadcasting revenue.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. Before investing in the Class A common stock offered hereby, you should carefully consider the risk factors set forth below, as well as the other information included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in each of them.

Risks Related to Our Business

We may choose not to pursue potentially more profitable business opportunities outside of our religious and family themes formats, or not to broadcast programming that violates our programming standards, either of which may have a material adverse effect on our business.

We are fundamentally committed to broadcasting formats and programming emphasizing religious and family themes. We may choose not to switch to other formats or pursue potentially more profitable business opportunities in response to changing audience preferences. We do not intend to pursue business opportunities or air programming that would conflict with our core commitment to religious and family themes formats or that would violate our programming standards, even if such opportunities or programming would be more profitable. Our decision not to pursue other formats or air programming inconsistent with our programming standards might result in lower operating revenues and profits than we might otherwise achieve.

If we are unable to execute our acquisition strategy successfully, our business may not continue to grow.

We intend to continue to acquire radio stations as well as other complementary media businesses. Our acquisition strategy has been, and will continue to focus on, the acquisition of radio stations in the top 50 markets. However, we may not be able to identify and consummate future acquisitions successfully, and stations that we do acquire may not increase our station operating income or yield other anticipated benefits. Acquisitions in markets in which we already own stations may not increase our station operating income due to saturation of audience demand. Acquisitions in smaller markets may have less potential to increase operating revenues. Our failure to execute our acquisition strategy successfully in the future could limit our ability to continue to grow in terms of number of stations or profitability.

We may be unable to integrate the operations and management of acquired stations or businesses, which could have a material adverse effect on our business and operating results.

Since January 1, 2002, we have acquired the assets of 13 radio stations and an Internet business, and we expect to make acquisitions of other stations and related businesses in the future. We cannot assure you that we will be able to successfully integrate the operations or management of acquired stations and businesses, or the operations or management of stations and businesses that might be acquired in the future. Acquisitions of stations will require us to manage a larger and likely more geographically diverse radio station portfolio than historically has been the case. Our inability to integrate and manage newly acquired stations or businesses successfully could have a material adverse effect on our business and operating results.

If we are unable to implement our cluster strategy, we may not realize anticipated operating efficiencies.

As part of our operating strategy, we attempt to realize efficiencies of operating costs and cross-selling of advertising by clustering the operations of two or more radio stations in a single market. However, there can be no assurances that this operating strategy will be successful. Furthermore, we cannot assure you that the clustering of radio stations in one market will not result in downward pressure on advertising rates at one or more of the existing or new radio stations within the cluster. There can be no assurance that any of our stations will be able to maintain or increase its current listening audiences and operating revenue in circumstances where we implement our clustering strategy.

Additionally, Federal Communications Commission (“FCC”) rules and policies allow a broadcaster to own a number of radio stations in a given market and permit, within limits, joint arrangements with other stations in a market relating to programming, advertising sales and station operations. We believe that radio stations that elect to take advantage of these clustering opportunities may, in certain circumstances, have lower operating costs and may be able to offer advertisers more attractive rates and services. The future development of our business in new markets, as well as the maintenance of our business growth in those markets in which we do not currently have radio station clusters, may be negatively impacted by competitors who are taking advantage of these clustering opportunities by operating multiple radio stations within markets.

The restrictions on ownership of multiple stations in each market may prevent us from implementing our cluster strategy.

As part of our growth strategy, we seek to acquire additional radio stations in markets in which we already have existing stations. However, our ability to acquire, operate and integrate any such future acquisition as part of a cluster may be limited by antitrust laws, FCC regulations, the amendment of the Federal Communications Act of 1934 (the “Communications Act”) through congressional action or other applicable laws and regulations. Such changes may affect our ability to acquire additional stations in local radio markets where we already own one or more radio stations.

In 2003, the FCC modified its definition of the term “market” for purposes of its local radio multiple ownership rules. The text of the new market definition rule and the text of the FCC order modifying the market definition rule have not yet become effective due to a stay granted by the 3rd Circuit Court of Appeals and ongoing discussions in the United States Congress concerning the rules. Based solely on the current draft of FCC rules, which is not yet a legally binding FCC obligation or requirement and which may be modified or eliminated as a result of pending legal and legislative action (the “Proposed Rule”), it appears that, in other than smaller radio markets, the FCC has replaced its “signal contour method” of defining local radio markets with the use of “geographic markets” delineated by The Arbitron Company, which is a commercial radio ratings service. Based solely on the Proposed Rule, it appears that, in smaller radio markets which Arbitron has not delineated geographic markets, the FCC will be conducting a rulemaking to establish “defined markets” comparable to the geographic markets delineated by Arbitron in larger markets. The modified market definition rule is not yet in effect and remains subject to judicial review.

Based solely on the Proposed Rule, the modified market definition is expected to more severely limit the number of radio stations we may acquire in many markets and to more severely limit the buyers to whom we may sell stations in the future and therefore adversely affect our ability to build or enhance our radio station clusters.

Based solely on the Proposed Rule, it appears that the FCC will not apply the modified market definition retroactively and instead will grandfather currently owned, operated, and controlled clusters of radio stations which otherwise do not comply with the modified market definition. Based solely on the Proposed Rule, it appears that the grandfathering provision of the modified market definition will not require a change in our current ownership of radio broadcast stations.

We cannot predict whether the Proposed Rule will be issued in its current form or whether it will vary materially from this summary. For this reason, we cannot predict the impact of the Proposed Rule on our business operations.

In addition, interest has been expressed by members of Congress to further limit the level of ownership concentration in local radio markets. We cannot predict whether there will be a change in the Communications Act or other federal law governing ownership of radio stations, or whether the FCC, the Department of Justice (“DOJ”) or the Federal Trade Commission (“FTC”) will modify their rules and policies restricting the acquisition of additional stations in a local radio market. In addition, we cannot predict whether a private party will challenge acquisitions we may propose in the future. These events could adversely affect our ability to implement our cluster acquisition strategy.

Government regulation of the broadcasting industry by the FTC, DOJ and FCC may limit our ability to acquire or dispose of radio stations and enter into certain agreements.

The Communications Act and FCC rules and policies require prior FCC approval for transfers of control of, and assignments of, FCC licenses. The FTC and the DOJ evaluate transactions to determine whether those transactions should be challenged under federal antitrust laws. Over the past seven years, the FTC and the DOJ have been increasingly active in their review of radio station acquisitions. This is particularly the case when a radio broadcast company proposes to acquire an additional station in an existing market. As we have gained a presence in a greater number of markets and percentage of the top 50 markets, our future proposed transactions may be subject to more frequent and aggressive review by the FTC or the DOJ due to market concentration concerns. This increased level of review may be accentuated in instances where we propose to engage in a transaction with parties who themselves have multiple stations in the relevant market. The FCC might not approve a proposed radio station acquisition or disposition when the DOJ has expressed market concentration concerns with respect to the buy or sell side of a given transaction, even if the proposed transaction would otherwise comply with the FCC’s numerical limits on in-market ownership. We cannot be sure that the DOJ or the FTC will not seek to prohibit or require the restructuring of our future acquisitions on these or other bases.

As noted in the immediately preceding risk factor, the FCC modified its definition of the term “market” for purposes of its local radio multiple ownership rules. The text of the new “market” definition rule and the text of the FCC order modifying the market definition rule are set forth in a Proposed Rule that is not yet effective because of pending legal and legislative action. Based solely on the Proposed Rule, it appears that, the change will further limit our ability to make future radio station acquisitions and will further limit any agreements whereby we provide programming to or sell advertising on radio stations that we do not own. Based solely on the Proposed Rule, it appears that the FCC will prohibit the sale to one entity of an intact, grandfathered cluster of radio stations unless the entity is a small business as defined by the FCC. The FCC definition of “small business” for such sales has not yet been released to the public. Based solely on the Proposed Rule, it appears that the grandfather provision of the modified market definition will limit the buyers to whom we may in the future sell our current clusters of radio stations as a group. Were a complaint to be filed against us or other FCC licensees involved in a transaction with us, the FCC could delay the grant of, or refuse to grant, its consent to an assignment or transfer of control of licenses and effectively prohibit a proposed acquisition or disposition.

If we are not able to obtain financing or generate sufficient cash flows from operations, we may be unable to fund future acquisitions.

We may require significant financing to fund our acquisition strategy. This financing may not be available to us. The availability of funds under the credit facility at any time will be dependent upon, among other factors, our ability to satisfy financial covenants. Our future operating performance will be subject to financial, economic, business, competitive, regulatory and other factors, many of which are beyond our control. Accordingly, we cannot assure you that our future cash flows or borrowing capacity will be sufficient to allow us to complete future acquisitions or implement our business plan, which could have a material negative impact on our business and results of operations.

Our substantial indebtedness and our ability to incur more indebtedness could adversely affect our financial condition.

We currently have a significant amount of indebtedness. At March 31, 2004, our total consolidated indebtedness, excluding the fair market value of the interest rate swap agreement of $6.8 million, was $325.1 million. At March 31, 2004, after giving effect to this offering and the assumed application of our net proceeds therefrom to redeem approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes due 2011, our pro forma total consolidated indebtedness, excluding the fair market value of the interest rate swap agreement of $6.8 million, would have been $272.6 million. Our substantial indebtedness could have important consequences to owners of our Class A common stock, including:

•	making it more difficult for us to satisfy our obligations with respect to borrowings under the credit facility and the 9% and 7¾% subordinated notes;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing our ability to use our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

•	placing us at a competitive disadvantage relative to those of our competitors that have less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry that could make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations; and

•	subjecting us to higher interest expense in the event of increases in interest rates because some of our indebtedness is at variable rates of interest.

We may incur additional indebtedness to fund future acquisitions and for other corporate purposes. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they now face could intensify.

If we cannot attract the anticipated listener, programmer and advertiser base for our newly acquired radio stations, we may not recoup associated promotional costs or achieve profitability for these radio stations.

We have recently acquired new radio stations that previously broadcast in formats other than our primary formats. We continue to program some of these recently acquired stations in non-primary formats and we re-program others to one of our primary formats. During, and for a period after, the conversion of a radio station’s format, the radio station typically generates operating losses. The magnitude and duration of these losses depends on a number of factors, including the promotional and marketing costs associated with attracting listeners and advertisers to our radio station’s new format and the success of these efforts. There is no guarantee that the operation of these newly acquired stations or our operations in new formats will attract a sufficient listener and advertiser base. If we are not successful in attracting the listener and advertiser base we anticipate, we may not recoup associated promotional costs or achieve profitability for these radio stations.

If we do not maintain or increase our block programming revenues, our business and operating results may be adversely affected.

The financial success of each of our radio stations that features Christian teaching and talk programming is dependent, to a significant degree, upon our ability to generate revenue from the sale of block programming time to national and local religious organizations, which accounted for 36.4% and 35.3% of our gross broadcasting revenue during the years ended December 31, 2002, and 2003, respectively. We compete for this program revenue with a number of commercial and non-commercial radio stations. Due to the significant competition for this block programming, we may not be able to maintain or increase our current block programming revenue.

If we are unable to maintain or grow our advertising revenues, our business and operating results may be adversely affected.

Our radio stations with our Christian teaching and talk, contemporary Christian music and news/talk formats are substantially dependent upon advertising for their revenues. In the advertising market, we compete for revenue with other commercial religious format and general format radio stations, as well as with other media, including broadcast and cable television, newspapers, magazines, direct mail, Internet and billboard advertising. Due to this significant competition, we may not be able to maintain or increase our current advertising revenue.

A sustained economic downturn could negatively impact our ability to generate advertising and block programming revenue.

We derive a substantial part of our revenues from the sale of advertising on our radio stations. For the years ended December 31, 2001, 2002 and 2003, 45.5%, 50.3%, and 52.2% of our broadcasting revenues, respectively, were generated from the sale of advertising. Because advertisers generally reduce their spending during economic downturns, we could be adversely affected by a sustained economic downturn or a national recession. In addition, because a substantial portion of our revenues are derived from local advertisers, our ability to generate advertising revenues in specific markets could be adversely affected by local or regional economic downturns. We are particularly dependent on advertising revenue from stations in the Los Angeles and Dallas markets, which generated 9.3% and 9.2%, respectively, of our gross broadcasting revenues in 2003.

Acts of war and terrorism may reduce our revenue and have other negative effects on our business.

In response to the September 11, 2001, terrorist attacks on New York City and Washington, D.C., we increased our news and community service programming, which decreased the amount of broadcast time available for commercial advertising and block programming. In addition, these events caused advertisers to cancel advertisements on our stations. Continued acts of war and terrorism against the United States, and the country’s response thereto, including the current military actions in Iraq, may also cause a general slowdown in the U.S. advertising market, which could cause our revenues to decline due to advertising and/or programming cancellations, delays or defaults in payment, and other factors. In addition, these events may have other negative effects on our business, the nature and duration of which we cannot predict. If these acts of war or terrorism or weak economic conditions continue or worsen, our financial condition and results of operations may be materially and adversely affected.

If we lose the services of our founders, the management and operation of our business could be disrupted.

Our business is dependent upon the performance and continued efforts of certain key individuals, particularly Edward G. Atsinger III, our President and Chief Executive Officer, and Stuart W. Epperson, our Chairman of the Board. The loss of the services of either of Messrs. Atsinger or Epperson could have a material adverse effect upon us. We have entered into employment agreements with each of Messrs. Atsinger and Epperson. Both agreements expire in June 2004. Mr. Epperson has radio interests unrelated to Salem’s operations that will continue to impose demands on his time. Mr. Atsinger has an interest in an aviation business unrelated to Salem’s operations that will continue to impose demands on his time.

Our controlling stockholders may cause us to act, or refrain from acting, in a way that minority stockholders do not believe is in their best interest.

Upon completion of this offering, Edward G. Atsinger III, Stuart W. Epperson, Nancy A. Epperson and Edward C. Atsinger will control approximately 84% of the voting power of our capital stock. These four stockholders thus have the ability to control fundamental corporate transactions requiring stockholder approval, including but not limited to, the election of all of our directors, except for two directors elected by holders of our Class A common stock, approval of merger transactions involving Salem and the sale of all or substantially all of Salem’s assets. The interests of any of these controlling stockholders may differ from the interests of our other stockholders and one or more of the controlling stockholders could take action or make decisions (or block action or decisions) that are not in the minority stockholders’ best interest.

If we fail to maintain our licenses with the FCC, we would be prevented from operating affected radio stations.

We operate each of our radio stations pursuant to one or more FCC broadcasting licenses. As each license expires, we apply for renewal of the license. However, we cannot be sure that any of our licenses will be renewed, and renewal is subject to challenge by third-parties or to denial by the FCC. The Communications Act and FCC rules and policies require prior FCC approval for transfers of control of, and assignments of, FCC licenses. Were a complaint to be filed against us or other FCC licensees involved in a transaction with us, the FCC could delay the grant of, or refuse to grant, its consent to an assignment or transfer of control of licenses and effectively prohibit a proposed acquisition or disposition. The failure to renew any of our licenses would prevent us from operating the affected station and generating revenue from it. If the FCC decides to include conditions or qualifications in any of our licenses, we may be limited in the manner in which we may operate the affected station.

Covenant restrictions under Salem Holding’s credit facility and its indentures governing its outstanding senior subordinated notes may limit our ability to operate our business.

Salem Holding’s credit facility and the indentures governing its notes contain, among other things, covenants that restrict Salem’s, Salem Holding’s and their subsidiaries’ ability to finance future operations or capital needs or to engage in other business activities. The credit facility and each of such indentures restrict, among other things, their ability to:

•	incur additional debt;

•	pay dividends or make distributions;

•	purchase or redeem stock;

•	make investments and extend credit;

•	engage in transactions with affiliates;

•	create liens on assets;

•	transfer and sell assets; and

•	effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of their assets.

These restrictions on management’s ability to operate Salem’s and Salem Holding’s business in accordance with their discretion could have a material adverse effect on our business.

The covenants in each indenture of Salem Holding are subject to a number of important limitations and exceptions. These limitations and exceptions will, for example, allow Salem Holding to make certain restricted payments to, and investments in, Salem, subject to specified limitations.

In addition, Salem Holding’s credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests.

A breach of any of these covenants would result in a default under Salem Holding’s credit facility and its existing indentures. If an event of default occurs under any of these agreements, the lenders could, under the credit facility, elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable.

If we are unable to pay our obligations to the lenders under the credit facility or other future senior debt instruments, the lenders could proceed against any or all of the collateral securing the indebtedness to them. The collateral under the credit facility consists of substantially all of our existing assets. In addition, a breach of certain of the restrictions or covenants in these agreements, or an acceleration by these lenders of the obligations to them, would cause a default under Salem Holding’s notes. We may not have, or be able to obtain, sufficient funds to make accelerated payments, including payments on the notes, or to repay the notes in full after we pay the senior secured lenders to the extent of their collateral.

Risks Related to This Offering

The market price of the Class A common stock may fluctuate widely and trade at prices below the offering price.

The market price of the Class A common stock is volatile and has fluctuated over a wide range from $15.00 per share on March 12, 2003 to $33.65 per share on April 23, 2004. The market price may continue to fluctuate significantly in response to a number of factors, including:

•	market conditions in our industry;

•	announcements or actions by our competitors;

•	low trading volume of our Class A common stock;

•	sales of large amounts of our Class A common stock in the public market or the perception that such sales could occur;

•	quarterly variations in operating results or growth rates;

•	differences between our actual operating results and those expected by investors and security analysts;

•	changes in securities analysts’ recommendations or projections;

•	changes in general valuations for radio broadcasting companies;

•	additions to or departures of our key personnel;

•	judicial or regulatory actions;

•	acts of war or terrorism; and

•	general economic conditions.

Any of these factors could have a material adverse effect on your investment in the Class A common stock and the Class A common stock may trade at prices significantly below the offering price. As a result, you could lose some or all of your investment.

Future sales of our Class A common stock could negatively impact our stock price.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales could occur, could negatively impact the market price of our Class A common stock by introducing a large number of sellers or potential sellers to the market. Following this offering, there will be 20,315,417 shares of our Class A common stock outstanding and 5,553,696 shares of our Class B common stock outstanding. The 3,100,000 shares of Class A common stock being sold in this offering will be freely transferable without restriction under the Securities Act of 1933, as amended, by persons other than our affiliates. Salem and certain of our executive officers and directors, including the selling stockholders, are subject to “lock-up” agreements under which they have agreed not to sell or otherwise dispose of any shares of our Class A common stock and our Class B common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. The lock-up agreements contain exceptions for bona fide gifts to charities and certain of our executive officers will be permitted to make de minimus sales of our Class A common stock during the lock-up period. When the lock-up period expires, substantially all of the shares held by our affiliates will be eligible for sale in the public market, subject to compliance with the manner-of-sale, volume and other limitations of Rule 144 of the Securities Act of 1933, as amended.

We may issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.

The issuance of additional equity securities or securities convertible into equity securities would result in dilution of our existing stockholders’ equity interest. Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. As of April 15, 2004, we had no shares of preferred stock outstanding. Our board of directors has no present intention of issuing any preferred stock, but reserves the right to do so in the future. In addition, we have authorized up to 80,000,000 shares of Class A common stock, $0.01 par value per share, of which 17,990,417 were outstanding as of April 15, 2004; and up to 20,000,000 shares of Class B common stock, par value $0.01 per share, of which 5,553,696 were outstanding as of April 15, 2004.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of 2,325,000 shares of the Class A common stock offered by us will be approximately $65.5 million, based on the public offering price of $30.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us, assuming the underwriters do not exercise their over-allotment option. We will not receive any proceeds from the sale of the shares of Class A common stock by the selling stockholders.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the redemption of existing indebtedness under the outstanding 9% senior subordinated notes due 2011. We are negotiating with our lenders to amend certain provisions under the credit facility to, among other things, permit us to exercise our right to redeem up to approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes due 2011 without reducing our ability to make additional borrowings under the credit facility. If we are not able to timely amend the credit facility in this manner, we may choose to not exercise our right to redeem the 9% notes. If the 9% notes are so redeemed, we will redeem them at a 9% premium. At March 31, 2004, there was $150.0 million principal amount of the 9% notes outstanding.

PRICE RANGE OF OUR CLASS A COMMON STOCK AND DIVIDEND POLICY

Our Class A common stock is traded on the Nasdaq National Market under the symbol “SALM.” The following table sets forth for the fiscal quarters indicated the range of high and low intra-day bid information per share for our Class A common stock as reported on the Nasdaq National Market.

	High	Low
Fiscal Year Ended December 31, 2002
First Quarter	$25.40	$21.80
Second Quarter	30.46	23.00
Third Quarter	25.44	18.90
Fourth Quarter	28.09	19.82
Fiscal Year Ended December 31, 2003
First Quarter	$26.20	$15.00
Second Quarter	26.45	16.30
Third Quarter	24.37	19.09
Fourth Quarter	28.20	19.12
Fiscal Year Ending December 31, 2004
First Quarter	$28.37	$23.08
Second Quarter (through April 29, 2004)	33.65	27.45

As of April 23, 2004, there were approximately 30 stockholders of record of our Class A common stock and two stockholders of record of our Class B common stock. This number for our Class A common stock does not include an indeterminate number of beneficial owners of shares held of record by brokerage firms, clearing agencies or other nominees. On April 29, 2004, the last reported sale of the Class A common stock on the Nasdaq National Market was $30.21 per share.

Historically, we have not paid a dividend on either class of our common stock. We have historically retained earnings for use in our business and will continue to do so unless our board of directors makes a determination to declare and pay dividends on our common stock in light of and after consideration of our earnings, financial position, capital requirements, our bank credit facility, the indentures governing our senior subordinated notes and such other factors as the board of directors deems relevant. Our sole source of cash available for making dividend payments will be dividends paid to us or payments made to us by our subsidiaries. The ability of our subsidiaries to make such payments may be restricted by applicable state laws or terms of agreements to which they are or may become a party; Salem Holding’s credit facility and the terms of the indentures governing its outstanding senior subordinated notes restrict the payment of dividends on our common stock unless certain specified conditions are satisfied.

CAPITALIZATION

The following table sets forth our cash and cash equivalents position and capitalization at March 31, 2004, on an actual basis and a pro forma basis. The pro forma column reflects the issuance and sale of 2,325,000 shares of Class A common stock offered by us at the public offering price per share of $30.00 (after deducting the underwriting discount and commissions and estimated offering expenses payable by us) and the assumed use of our net proceeds to redeem approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes due 2011, with the remainder for general corporate purposes.

In addition, you should read the following table in conjunction with the sections of this prospectus supplement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Selected Consolidated Financial and Other Data” and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2003.

	At March 31, 2004
	Actual	Pro forma
	(In thousands)
Cash and cash equivalents	$4,159	$12,447

Long-term debt, including current portion:
Revolving line of credit under credit facility	$—	$—
Term loan under credit facility	75,000	75,000
9% senior subordinated notes due 2011	150,000	97,500
7 ¾% senior subordinated notes due 2010	100,000	100,000
Fair market value of interest rate swap agreement	6,806	6,806
Capital leases and other loans	57	57

Total long-term debt, including current portion	331,863	$279,363

Stockholders’ equity:
Class A common stock, $0.01 par value; authorized 80,000,000 shares; issued and outstanding 17,984,217 shares, actual; 20,309,217 shares, pro forma(1)	180	203
Class B common stock, $0.01 par value; authorized 20,000,000 shares; issued and outstanding 5,553,696 shares, actual and pro forma	56	56
Additional paid-in capital(1)	149,130	214,619
Retained earnings	24,291	18,012

Total stockholders’ equity	173,657	232,890

Total capitalization	$505,520	$512,253

(1)	Excludes 758,416 shares of Class A common stock reserved for grants under our stock incentive plan at April 15, 2004.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The selected consolidated financial and other data presented below as of and for each of the five years in the period ended December 31, 2003, have been derived from our audited consolidated financial statements. The selected consolidated financial and other data set forth below should be read in conjunction with the section of this prospectus supplement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2003. See our consolidated financial statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference herein.

	Year Ended December 31,
	1999	2000	2001	2002	2003
	(In thousands)
Statement of Operations Data:
Net broadcasting revenue	$90,058	$113,010	$136,106	$156,216	$170,483
Other media revenue	6,424	7,916	8,016	8,054	7,865

Total revenue:	96,482	120,926	144,122	164,270	178,348
Operating expenses:
Broadcasting operating expenses	49,227	63,187	87,772	103,809	109,043
Costs of denied tower site and license upgrade	—	—	—	—	2,202
Other media operating expenses	9,985	14,863	9,282	7,709	7,942
Legal settlement(1)	—	—	—	2,300	—
Corporate expenses	8,507	10,457	13,774	14,387	16,091
Cost of terminated offering	—	—	—	—	651
Stock and related cash grant	2,550	—	—	—	—
Depreciation and amortization	18,233	25,065	30,026	11,446	12,291

Total operating expenses	88,502	113,572	140,854	139,651	148,220

Operating income	7,980	7,354	3,268	24,619	30,128
Other income (expense):
Interest income	1,005	534	1,994	255	212
Gain (loss) on disposal of assets	(219)	773	26,276	(567)	(214)
Gain on sale of assets to related parties	—	28,794	3,560	—	—
Interest expense	(14,219)	(17,452)	(26,542)	(27,162)	(23,474)
Loss on early retirement of debt	(5,556)	(1,849)	—	—	(6,440)
Other expense	(633)	(857)	(573)	(458)	(410)

Total other income (expense)	(19,622)	9,943	4,715	(27,932)	(30,326)

Income (loss) before income taxes and discontinued operations	(11,642)	17,297	7,983	(3,313)	(198)
Provision (benefit) for income taxes	(3,597)	6,675	2,442	(1,323)	479

Income (loss) before discontinued operations	(8,045)	10,622	5,541	(1,990)	(677)
Income (loss) from discontinued operations, net of tax	—	(513)	(1,154)	15,995	—

Net income (loss)	$(8,045)	$10,109	$4,387	$14,005	$(677)

	Year Ended December 31,
	1999	2000	2001	2002	2003
	(In thousands, except share and per share data)
Basic Earnings (Loss) Per Share Data:
Earnings (loss) per share before discontinued operations	$(0.40)	$0.45	$0.24	$(0.08)	$(0.03)
Income (loss) from discontinued operations	—	(0.02)	(0.05)	0.68	—
Earnings (loss) per share(2)	(0.40)	0.43	0.19	0.60	(0.03)
Diluted Earnings (Loss) Per Share Data:
Earnings (loss) per share before discontinued operations	$(0.40)	$0.45	$0.24	$(0.08)	$(0.03)
Income (loss) from discontinued operations	—	(0.02)	(0.05)	0.68	—
Earnings (loss) per share(2)	(0.40)	0.43	0.19	0.59	(0.03)
Basic weighted average shares outstanding	20,066,006	23,456,088	23,456,828	23,473,821	23,488,898

Diluted weighted average shares outstanding	20,066,006	23,466,849	23,518,747	23,582,906	23,488,898

Balance Sheet Data (at end of period):
Cash and cash equivalents	$34,124	$3,928	$23,921	$26,325	$5,620
Restricted cash	—	—	—	107,661	—
Broadcast licenses	131,635	340,201	323,848	363,203	381,740
Other intangible assets including goodwill, net	18,885	18,281	20,211	17,305	15,391
Total assets	264,364	470,668	507,254	672,209	560,011
Long-term debt, including current portion	103,335	286,143	312,286	450,937	336,106
Total stockholders’ equity	$142,839	$152,948	$157,370	$171,928	$171,822
Cash Flows Related To:
Operating activities	8,204	10,712	11,633	6,814	24,034
Investing activities	(35,159)	(219,848)	(10,070)	(27,018)	(29,688)
Financing activities	59,162	178,940	18,430	22,608	(15,051)
Other Data:
Station operating income(3)	$40,831	$49,823	$48,334	$52,407	$61,440
Station operating income margin(4)	45.3%	44.1%	35.5%	33.5%	36.0%

(1)	On December 6, 2000, GCI brought suit alleging that we failed to provide certain e-commerce software to GCI. We asserted counterclaims. On July 15, 2002, we reached a confidential settlement with GCI under which we agreed to pay GCI $2.3 million. We paid $0.3 million during the third quarter of 2002 and paid the remaining $2.0 million on October 4, 2002.
(2)	Had SFAS No. 142 been applied as of January 1, 1999, we would have reported net income (loss) for the three years ended December 31, 2001, as follows:

	Year Ended December 31,
	1999	2000	2001
	(In thousands)
Reported net income (loss)	$(8,045)	$10,109	$4,387
Add back goodwill and broadcast licenses amortization, net of tax	6,749	10,687	13,547

Adjusted net income (loss)	$(1,296)	$20,796	$17,934

Basic and diluted earnings (loss) per share
As reported	$(0.40)	$0.43	$0.19
Goodwill and broadcast licenses amortization, net of tax	0.34	0.46	0.58

Adjusted net income (loss)	$(0.06)	$0.89	$0.76

(3)	We define station operating income as net broadcasting revenue less broadcasting operating expenses. Although station operating income is not a measure of performance calculated in accordance with GAAP, it should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. Management believes that station operating income is useful, when considered in conjunction with operating income, the most directly comparable GAAP financial measure, because it is generally recognized by the radio broadcasting industry as a tool in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. This measure is used by investors and by analysts who report on the industry to provide comparisons between broadcast groups. Additionally, we use station operating income as one of our key measures of operating efficiency and profitability. Station operating income does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with GAAP. Our station operating income is not necessarily comparable to similarly titled measures employed by other companies.

The following table provides a reconciliation of station operating income (a non-GAAP financial measure) to operating income (the most directly comparable GAAP financial measure, as presented in our financial statements) for the periods presented:

	Year Ended December 31,
	1999	2000	2001	2002	2003
	(In thousands)

Station operating income	$40,831	$49,823	$48,334	$52,407	$61,440
Plus other media revenue	6,424	7,916	8,016	8,054	7,865
Less cost of denied tower site and license upgrade	—	—	—	—	(2,202)
Less other media operating expenses	(9,985)	(14,863)	(9,282)	(7,709)	(7,942)
Less depreciation and amortization	(18,233)	(25,065)	(30,026)	(11,446)	(12,291)
Less corporate expenses	(8,507)	(10,457)	(13,774)	(14,387)	(16,091)
Less stock and related cash grant	(2,550)	—	—	—	—
Less cost of terminated offering	—	—	—	—	(651)
Less legal settlement	—	—	—	(2,300)	—

Operating income	$7,980	$7,354	$3,268	$24,619	$30,128

(4)	Station operating income margin is station operating income as a percentage of net broadcasting revenue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the SEC and is incorporated in this prospectus supplement by reference. Our consolidated financial statements are not directly comparable from period to period because of our acquisition and disposition of radio stations and our acquisition of other media businesses. See Note 2 to our consolidated financial statements under Item 8 of our Annual Report on form 10-K for the year ended December 31, 2003, which report is incorporated by reference herein.

Overview

Historically, our principal sources of revenue have been:

•	the sale of block program time, both to national and local program producers,

•	the sale of advertising time on our radio stations, both to national and local advertisers, and

•	the sale of advertising time on our national radio network.

The rates we are able to charge for broadcast time and advertising time are dependent upon several factors, including:

•	audience share,

•	how well our stations perform for our clients,

•	the size of the market,

•	the number of stations in the market as well as the number of stations in the market in our format that are competing for the same listeners,

•	the general economic conditions in each market, and

•	supply and demand on both a local and national level.

Our sources of revenue and product offerings also include other media businesses, including Internet and publishing businesses.

The following table shows gross broadcasting revenue, the percentage of gross broadcasting revenue for each broadcasting revenue source and net broadcasting revenue.

	Year Ended December 31,
	2001		2002		2003
	(In thousands)
Block program time:
National	$37,778	25.5%	$40,447	23.8%	$41,033	22.1%
Local	21,478	14.5	21,503	12.6	24,420	13.2

	59,256	40.0	61,950	36.4	65,453	35.3
Advertising:
National	7,150	4.9	10,684	6.3	12,922	7.0
Local	60,151	40.6	74,928	44.0	83,987	45.2

	67,301	45.5	85,612	50.3	96,909	52.2
Infomercials	6,139	4.1	6,114	3.6	6,639	3.6
Salem Radio Network®	12,100	8.2	13,524	7.9	13,375	7.2
Other	3,266	2.2	3,110	1.8	3,279	1.7

Gross broadcasting revenue	148,062	100.0%	170,310	100.0%	185,655	100.0%

Less agency commissions	11,956		14,094		15,172

Net broadcasting revenue	$136,106		$156,216		$170,483

Our broadcasting revenue is affected primarily by the program rates our radio stations charge and by the advertising rates our radio stations and networks charge. The rates for block programming time are based upon our stations’ ability to attract audiences that will support the program producers through contributions and purchases of their products. Advertising rates are based upon the demand for advertising time, which in turn is based on our stations’ and networks’ ability to produce results for their advertisers. Historically, we have not subscribed to traditional audience measuring services. Instead, we have marketed ourselves to advertisers based upon the responsiveness of our audiences. In selected markets we subscribe to Arbitron, which provides quarterly reports to measure a radio station’s audience share in the demographic groups targeted by advertisers. Each of our radio stations and our network have a general pre-determined level of time that they make available for block programming and/or advertising, which may vary at different times of the day.

As is typical in the radio broadcasting industry, our second and fourth quarter advertising revenue generally exceeds our first and third quarter advertising revenue. This seasonal fluctuation in advertising revenue corresponds generally with quarterly fluctuations in the retail advertising industry. Quarterly revenue from the sale of block programming time does not tend to vary significantly, however, because program rates are generally set annually.

Our cash flow is affected by a transition period experienced by radio stations when, due to the nature of the radio station, our plans for the market and other circumstances, we find it beneficial to change its format. This transition period is when we develop a radio station’s customer and listener base. During this period, a station will typically generate negative or insignificant cash flow.

In the broadcasting industry, radio stations often utilize trade or barter agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging) in lieu of cash. In order to preserve the sale of our advertising time for cash, we generally enter into trade agreements only if the goods or services bartered to us will be used in our business. We have minimized our use of trade agreements and have generally sold most of our advertising time for cash. In 2003, we sold 94% of our advertising time for cash. In addition, it is our general policy not to preempt advertising paid for in cash with advertising paid for in trade.

The primary operating expenses incurred in the ownership and operation of our radio stations include: (i) employee salaries, commissions and related employee benefits and taxes, (ii) facility expenses such as rent, insurance and utilities, (iii) promotional expenses and (iv) music license fees. In addition to these expenses, our network incurs programming costs and lease expenses for satellite communication facilities. We also incur and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of radio stations and existing and future borrowings.

Salem Web Network™, our Internet business, earns its revenue from sales of streaming services, sales of banner advertising and sponsorships on the Internet, and, to a lesser extent, sales of software and software support contracts. Salem Publishing™, our publishing business, earns its revenue by selling advertising in and subscriptions to its publications. The revenue and related operating expenses of these businesses are reported as “other media” on our condensed consolidated statements of operations.

Same Station Definition

In the discussion of our results of operations below, we compare our results between periods on an as reported basis (that is, the results of operations of all radio stations and network formats owned or operated at any time during either period) and on a “same station” basis. With regard to fiscal quarters, we include in our same station comparisons the results of operations of radio stations and networks that we own or operate in the same format during the quarter, as well as the corresponding quarter of the prior year. Same station results for a full year are based on the sum of the same station results for the four quarters of that year.

Results of Operations

We have reclassified our statements of operations data for all periods presented to reflect our sale on September 30, 2002, of the assets of radio station WYGY-FM, which has been accounted for as a discontinued operation. In addition, we have reclassified barter transactions to reflect increases to revenues and expenses as appropriate, eliminating the practice of reporting the net contribution of these transactions in our statements of operations.

The following table sets forth certain statements of operations data as a percentage of net revenue for the periods indicated:

	Year Ended December 31,
	2001	2002	2003
Net broadcasting revenue	94.4%	95.1%	95.6%
Other media revenue	5.6%	4.9%	4.4%

Total revenue	100.0%	100.0%	100.0%

Broadcasting operating expenses	60.9%	63.2%	61.1%
Cost of denied tower site and license upgrade	—	—	1.2%
Other media operating expenses	6.4%	4.7%	4.5%
Legal settlement	—	1.4%	—
Corporate expenses	9.6%	8.7%	9.0%
Cost of terminated offering	—	—	0.4%
Depreciation and amortization	20.8%	7.0%	6.9%

Operating income	2.3%	15.0%	16.9%

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Net Broadcasting Revenue.    Net broadcasting revenue increased $14.3 million or 9.1% to $170.5 million in 2003 from $156.2 million in 2002. The growth was attributable to an increase in net revenue from our music stations acquired since the middle of 2000, an increase in program rates and the acquisitions of radio stations during 2002 and 2003. On a same station basis, net revenue improved $13.0 million or 8.3% to $169.2 million in 2003 from $156.2 million in 2002. The improvement was primarily due to an increase in program rates and the acquisitions of radio stations during 2002 and 2001. Revenue from advertising as a percentage of our gross broadcasting revenue increased to 52.2% in 2003 from 50.3% in 2002. Revenue from block program time as a percentage of our gross broadcasting revenue decreased to 35.3% in 2003 from 36.4% in 2002. This change in our revenue mix was primarily due to the growth of our contemporary Christian music format in several of our markets and our continued efforts to develop more advertising revenue in all of our markets.

Other Media Revenue.    Other media revenue decreased $0.2 million or 2.3% to $7.9 million in 2003 from $8.1 million in 2002. This decrease was due primarily to decreased subscription and advertising revenue from our publishing business partially offset by increased banner advertisements and sponsorships from our Internet business.

Broadcasting Operating Expenses.    Broadcasting operating expenses increased $5.2 million or 5.0% to $109.0 million in 2003 from $103.8 million in 2002. On a same station basis, broadcasting operating expenses increased $4.0 million or 3.8% to $107.7 million in 2003 from $103.7 million in 2002. The increase was primarily due to incremental selling expenses incurred to produce the increased revenue, partially offset by the impact of cost containment initiatives initiated during the first quarter of 2003.

Other Media Operating Expenses.    Other media operating expenses increased $0.2 million or 3.0% to $7.9 million in 2003 from $7.7 million in 2002. The increase was attributable primarily to an increase in selling and editorial costs associated with the integration of our Internet portal Crosswalk.com, which was acquired in October 2002, offset by a reduction in costs associated with our publishing business, reduced audio streaming costs for our Internet business and reduced overhead costs.

Corporate Expenses.    Corporate expenses increased $1.7 million or 11.8% to $16.1 million in 2003 from $14.4 million in 2002, primarily due to: (a) additional overhead costs incurred for all of 2003 as compared to a portion of 2002 in connection with the acquisitions of radio stations and an Internet business during 2002, (b) additional overhead costs associated with the acquisitions of radio stations during 2003, and (c) an increase in management bonuses in 2003.

Cost of Terminated Offering.    During the third quarter of 2003, Salem incurred a one-time charge of $0.7 million to write-off costs associated with a contemplated debt offering that was terminated during that quarter. This charge is identified in our Statement of Operations as “Cost of terminated offering.”

Legal Settlement.    On December 6, 2000, Gospel Communications International (“GCI”) made a demand for arbitration upon us. On July 15, 2002, we reached a confidential settlement with GCI for $2.3 million. As a result of this settlement, we recorded a one-time charge of approximately $2.3 million in the second quarter of 2002.

Depreciation and Amortization.    Depreciation expense increased $1.2 million or 12.2% to $10.7 million in 2003 from $9.5 million in 2002. The increase was due to: (a) the additional depreciation expense incurred for all of 2003 as compared to a portion of 2002 in connection with our acquisitions of radio stations and an Internet business during 2002, and (b) additional depreciation expenses associated with the acquisition of radio stations during 2003. Amortization expense decreased $0.3 million or 16.9% to $1.6 in 2003 from $1.9 million in 2002. The decrease was primarily due to a network affiliation contract becoming fully amortized during 2002.

Other Income (Expense).    Interest income decreased $0.1 million to $0.2 million in 2003 from $0.3 million in 2002. Interest income was primarily from interest earned on the cash which was held in a trust account from December 23, 2002, until January 22, 2003, that was used to redeem all of our 9½% Senior Subordinated Notes due 2007 (“9½% Notes”) and from interest earned on excess cash. Loss on sale of assets of $0.2 million in 2003 was primarily due to the disposition of certain property, plant and equipment, partially offset by the recovery of a bad debt related to a note acquired in the sale of property, plant, equipment and intangible assets. Interest expense decreased $3.7 million or 13.6% to $23.5 million in 2003 from $27.2 million in 2002. The decrease was due to savings of $3.3 million in interest related to our interest rate swap agreements entered into in April 2002 and July 2003, compared to savings of $1.8 million in the prior year and a reduction in the balance of long-term debt. Additionally, we refinanced our $100.0 million 9½% Notes with our 7¾% Senior Subordinated Notes due 2010 (“7¾% Notes”), further reducing annual interest expense by $1.8 million in 2003. Loss on early retirement of debt of $6.4 million in 2003 relates to the early retirement of our 9½% Notes on January 22, 2003. Other expense, net decreased to $0.4 million in 2003 from $0.5 million in 2002, due primarily to a decrease in bank commitment fees.

Provision (Benefit) for Income Taxes.    Provision (benefit) for income taxes as a percentage of income (loss) before income taxes, discontinued operations and extraordinary item (that is, the effective tax rate) was 241.9% in 2003 and (39.9)% in 2002. For the years ended December 31, 2003 and 2002, respectively, the effective tax rate differs from the federal statutory income rate of 34.0% primarily due to the effect of state income taxes and certain expenses that are not deductible for tax purposes and changes in the valuation allowance from the use of certain state net operating loss carry forwards.

Income (Loss) from Discontinued Operations, Net of Tax.    Income from discontinued operations for 2002 was $16.0 million net of income tax expense of $12.0 million. Discontinued operations relate to the operations of WYGY-FM, Cincinnati, Ohio, which was sold on September 30, 2002, for $45.0 million and includes a gain on the sale of the assets of the radio station of $15.9 million net of income tax expense of $12.0 million.

Net Income (Loss).    As the above discussion reflects in further detail, we recognized a net loss of $0.7 million in 2003 as compared to net income of $14.0 million in 2002.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Net Broadcasting Revenue.    Net broadcasting revenue increased $20.1 million or 14.8% to $156.2 million in 2002 from $136.1 million in 2001. The growth was attributable to the increase in same station revenue and the acquisitions of radio stations and a network during 2001 and 2002, partially offset by the sales of radio stations during 2001 and 2002. On a same station basis, net revenue improved $14.6 million or 13.0% to $126.7 million in 2002 from $112.1 million in 2001. The improvement was primarily due to an increase in net revenue at radio stations we acquired in 2000 and 2001 that previously operated with formats other than their current format, an increase in program rates and increases in advertising time, improved selling efforts at both the national and local level and an increase in network revenue due to increased network affiliations and quality programming. Revenue from advertising as a percentage of our gross broadcasting revenue increased to 50.3% in 2002 from 45.5% in 2001. Revenue from block programming time as a percentage of our gross broadcasting revenue decreased to 36.4% in 2002 from 40.0% in 2001. This change in our revenue mix was primarily due to the launch of our contemporary Christian music format in several of our markets and our continued efforts to develop more advertising revenue in all of our markets.

Other Media Revenue.    Other media revenue increased $0.1 million or 1.3% to $8.1 million in 2002 from $8.0 million in 2001. This increase was due primarily to increased banner advertisements and sponsorships from our Internet business partially offset by decreased subscription and advertising revenue from our publishing business.

Broadcasting Operating Expenses.    Broadcasting operating expenses increased $16.0 million or 18.2% to $103.8 million in 2002 from $87.8 million in 2001. The increase was attributable to operating expenses associated with the acquisitions of radio stations and a network during 2002, increased promotional expenses primarily associated with our contemporary Christian music format, and an increase in music license fees, partially offset by the operating expenses associated with five radio stations sold during 2001. On a same station basis, broadcasting operating expenses increased $6.8 million or 9.2% to $80.3 million in 2002 from $73.6 million in 2001. The increase was primarily due to incremental selling and production expenses incurred to produce the increased revenue in the period as well as increased legal expenses.

Other Media Operating Expenses.    Other media operating expenses decreased $1.6 million or 17.2% to $7.7 million in 2002 from $9.3 million in 2001. The decrease was attributable primarily to the reduction of selling expenses associated with our publishing business, reduced audio streaming costs for our internet business due to reduced rates and the streaming of fewer affiliates and reduced overhead costs.

Legal Settlement.    On December 6, 2000, GCI made a demand for arbitration upon us. On July 15, 2002, we reached a confidential settlement with GCI for $2.3 million. As a result of this settlement, we recorded a one-time charge of approximately $2.3 million in the second quarter of 2002.

Corporate Expenses.    Corporate expenses increased $0.6 million or 4.3% to $14.4 million in 2002 from $13.8 million in 2001, primarily due to: (a) additional overhead costs incurred for all of 2002 as compared to a portion of 2001 in connection with the acquisitions of radio stations and an Internet business during 2002, and (b) additional overhead costs associated with the acquisitions of radio stations during 2002, partially offset by a reduction in senior management bonuses in 2002.

Depreciation and Amortization.    Depreciation expense increased $2.1 million or 28.4% to $9.5 million in 2002 from $7.4 million in 2001. The increase was due to: (a) the additional depreciation expense incurred for all of 2002 as compared to a portion of 2001 in connection with our acquisitions of radio stations and an Internet business during 2002, and (b) additional depreciation expenses associated with the acquisition of radio stations during 2003. Amortization expense decreased $20.8 million to $1.9 million in 2002 from $22.7 million in 2001. The decrease was primarily due to the adoption of SFAS No. 142 on January 1, 2002, which requires the company to discontinue amortizing broadcast licenses and goodwill. Had SFAS 142 been effective during 2001, amortization expense would have been $1.3 million in 2001.

Other Income (Expense).    Interest income decreased $1.7 million to $0.3 million in 2002 from $2.0 million in 2001, primarily due to the interest earned on the investment of the proceeds from the sales of the assets of radio stations KALC-FM, Denver, Colorado for approximately $100 million in January 2001, and WHKK-AM, Cleveland, Ohio, and WHK-FM, Akron, Ohio for $30.0 million in July 2001. These proceeds were used to finance the acquisitions of radio stations and a network in 2001 and 2002, reducing the interest-bearing investments available to produce interest income in 2002. Loss on sale of assets of $0.6 million in 2002 was primarily due to the disposal of miscellaneous equipment. Gain on disposal of assets, including sales of assets to related parties, of $29.8 million in 2001 was primarily due to gains recognized on the sales of the assets of radio stations WHKK-AM, Cleveland, Ohio, WHK-FM, Akron, Ohio, KEZY-AM, San Bernardino, California, WHLO-AM, Akron, Ohio, and the gain realized on the condemnation of certain real property in Seattle, Washington. Interest expense increased $0.7 million or 2.6% to $27.2 million in 2002 from $26.5 million in 2001. The increase was due to interest expense associated with borrowings on the credit facility to fund acquisitions in 2002, partially offset by savings of $1.8 million in interest related to our interest rate swap agreement entered into in April 2002. Other expense, net decreased to $0.5 million in 2002 from $0.6 million in 2001, due primarily to a decrease in bank commitment and fiscal intermediary fees.

Provision (Benefit) for Income Taxes.    Provision (benefit) for income taxes as a percentage of income before income taxes, discontinued operations and extraordinary item (that is, the effective tax rate) was (39.9)% in 2002 and 30.6% in 2001. For the years ended December 31, 2002, and 2001, respectively, the effective tax rate differs from the federal statutory income rate of 34.0% primarily due to the effect of state income taxes and certain expenses incurred during 2001 and 2002 that were not deductible for tax purposes and changes in the valuation allowance from the use of certain state net operating loss carry forwards.

Income (Loss) from Discontinued Operations, Net of Tax.    Income from discontinued operations was $16.0 million net of income tax expense of $12.0 million in 2002, compared to a loss of $1.2 million net of a tax benefit of $0.8 million in 2001. Discontinued operations relate to the operations of WYGY-FM, Cincinnati, Ohio, which was sold on September 30, 2002 for $45.0 million. The increase in income from discontinued operations was primarily due to the gain on the sale of the assets of the radio station of $15.9 million net of income tax expense of $12.0 million during 2002.

Net Income.    As the above discussion reflects in further detail, we recognized net income of $14.0 million in 2002 as compared to net income of $4.4 million in 2001.

Non-GAAP Financial Measures

The performance of a radio broadcasting company is customarily measured by the ability of its stations to generate station operating income. We define station operating income as net broadcasting revenue less broadcasting operating expenses.

Station operating income is not a measure of performance calculated in accordance with GAAP; it should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. Management believes that station operating income is useful, when considered in conjunction with operating income, the most directly comparable GAAP financial measure, because it is generally recognized by the radio broadcasting industry as a tool in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. This measure is used by investors and by analysts who report on the industry to provide comparisons between broadcasting groups. Additionally, we use station operating income as one of our key measures of operating efficiency and profitability. Station operating income does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with GAAP. Our station operating income is not necessarily comparable to similarly titled measures employed by other companies.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Station Operating Income.    Station operating income increased $9.0 million or 17.2% to $61.4 million in 2003 from $52.4 million in 2002. As a percentage of net broadcasting revenue, station operating income increased to 36.0% in 2003 from 33.5% in 2002. The increase was primarily attributable to the effect of radio stations acquired during 2002 and 2003 that previously operated with formats other than their current format and the effect of the growth of our contemporary Christian music format. Acquired and reformatted radio stations typically produce low margins during the first few years following conversion. Station operating income margins improve as we implement scheduled program rate increases and increase advertising revenue on our stations. On a same station basis, station operating income improved $9.0 million or 17.3% to $61.5 million in 2003 from $52.5 million in 2002. As a percentage of same station net broadcasting revenue, same station operating income increased to 36.4% in 2003 from 33.6% in 2002.

The following table provides a reconciliation of station operating income (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the years ended December 31, 2002 and 2003:

	Year Ended December 31,
	2002	2003
	(In thousands)
Station operating income	$52,407	$61,440
Plus other media revenue	8,054	7,865
Less cost of denied tower site and license upgrade	—	(2,202)
Less other media operating expenses	(7,709)	(7,942)
Less depreciation and amortization	(11,446)	(12,291)
Less corporate expenses	(14,387)	(16,091)
Less cost of terminated offering	—	(651)
Less legal settlement	(2,300)	—

Operating income	$24,619	$30,128

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Station Operating Income.    Station operating income increased $4.1 million, or 8.4%, to $52.4 million for the year ended December 31, 2002, from $48.3 million in 2001. As a percentage of net broadcasting revenue, station operating income decreased to 33.5% for the year ended December 31, 2002, from 35.5% in 2001. The percentage decrease was primarily attributable to the effect of 16 radio stations acquired during 2001 and 2002 that previously operated with formats other than their current format and the effect of the launch of our contemporary Christian music format in several markets. Acquired and reformatted radio stations typically produce low margins during the first several years following acquisition or conversion. Station operating income margins improve as we implement scheduled program rate increases and increase advertising revenue on our stations. On a same station basis, station operating income improved $7.9 million, or 20.5%, to $46.4 million for the year ended December 31, 2002, from $38.5 million in 2001. As a percentage of same station net broadcasting revenue, same station operating income increased to 36.6% in 2002 from 34.4% in 2001.

The following table provides a reconciliation of station operating income to operating income for the years ended December 31, 2001 and 2002:

	Year Ended December 31,
	2001	2002
	(In thousands)
Station operating income	$48,334	$52,407
Plus other media revenue	8,016	8,054
Less other media operating expenses	(9,282)	(7,709)
Less depreciation and amortization	(30,026)	(11,446)
Less corporate expenses	(13,774)	(14,387)
Less legal settlement	—	(2,300)

Operating income	$3,268	$24,619

Critical Accounting Policies, Judgments and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to allowance for doubtful accounts, acquisitions and upgrades of radio station and network assets, goodwill and other intangible assets, income taxes, and long-term debt and debt covenant compliance. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following accounting policies and the related judgments and estimates are critical accounting policies, which affect the preparation of our consolidated financial statements.

Accounting for acquisitions and upgrades of radio station and network assets

Most of our radio station acquisitions have consisted primarily of the FCC licenses to broadcast in a particular market. We often do not acquire the existing format, or we change the format upon acquisition when we find it beneficial. As a result, a substantial portion of the purchase price for the assets of a radio station is allocated to the FCC license. It is generally our policy to retain third-party appraisers to value radio stations, networks or other media businesses under consideration for acquisition. The allocations assigned to acquired FCC licenses and other assets are subjective by their nature and require our careful consideration and judgment. We believe the allocations represent appropriate estimates of the fair value of the assets acquired. As part of the valuation and appraisal process, the third-party appraisers prepare reports which assign values to the various asset categories in our financial statements. Our management reviews these reports and determines the reasonableness of the assigned values used to record the acquisition of the radio station, network or other media business at the close of the transaction. When we exchange assets, we consider whether the exchange is an exchange of a business or otherwise requires the assets received to be recorded at fair value with the recognition of a gain or loss on the transaction, or the exchange is an exchange of similar productive assets that should be recorded on a historical cost basis with no gain or loss recorded. In accordance with purchase accounting methodology, the operating results of the acquired assets and businesses are included in the consolidated operating results since the dates of acquisition.

From time to time we undertake projects to upgrade our radio station technical facilities and/or FCC licenses. Our policy is to capitalize costs up to the point where the project is complete, at which point we transfer the costs to the appropriate fixed asset and/or intangible asset categories. In certain cases where a project’s completion is contingent upon FCC or other regulatory approval, we assess the probable future benefit of the asset at the time that it is recorded and monitor it through the FCC or other regulatory approval process. In the unlikely event the required approval is considered not probable, we write-off the capitalized costs of the project. As of December 31, 2003, there were two significant upgrade projects with an aggregate amount of $1.8 million which was included in other assets, in addition to several other projects aggregating an insignificant amount.

Allowance for bad debt

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. An analysis is performed by applying various percentages based on the age of the receivable and performing other subjective and historical analyses. A considerable amount of judgment is required in assessing the likelihood of ultimate realization of these receivables including the current creditworthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Intangible assets

Under the Financial Accounting Standards Board’s rules, SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” we no longer amortize goodwill and intangible assets deemed to have indefinite lives, but perform annual impairment tests in accordance with these statements. We believe our FCC licenses have indefinite lives under the new standard and accordingly amortization expense will no longer be recorded for our FCC licenses as well as our goodwill effective July 1, 2001, for assets acquired subsequent to June 30, 2001, and effective January 1, 2002, for all other assets. Other intangible assets will continue to be amortized over their useful lives.

We perform an annual test of impairment on our FCC licenses and our goodwill. These tests include comparing the recorded values to the appraised values, calculations of discounted cash flows, operating income and other analyses. As of December 31, 2003, based on our application of the impairment rules, no impairment was recorded. The assessment of the fair values of these assets and the underlying businesses were estimates which required careful consideration and judgments by our management. If conditions in the markets in which our stations and other media businesses operate or if the operating results of our stations and other media businesses change or fail to develop as anticipated, our estimates of the fair values may change in the future and result in impairment charges.

Valuation allowance (deferred taxes)

For financial reporting purposes, we recorded a valuation allowance of $2.0 million as of December 31, 2003, to offset a portion of the deferred tax assets related to the state net operating loss carry forwards. Management regularly reviews our financial forecasts in an effort to determine the realizability of the net operating loss carry forwards for tax purposes. Accordingly, the valuation allowance is adjusted periodically based on management’s estimate of the benefit we will receive from such carry forwards.

Long-term debt and debt covenant compliance

Our classification of our borrowings under our credit facility as long-term debt in our balance sheet is based on our assessment that, under the borrowing restrictions and covenants in our credit facility and after considering our projected operating results and cash flows for the coming year, no principal payments will be required pursuant to the credit agreement. These projections are estimates which are inherently uncertain and dependent upon a number of factors including developments in the markets in which we are operating in and economic and political factors, among other factors; our actual results could differ from these estimates. Should our actual results differ materially from these estimates, payments may become due under our credit facility or it may become necessary to seek an amendment to our credit facility. Based on our management’s current assessment, we do not anticipate principal payments becoming due under our credit facility or a further amendment of our credit facility becoming necessary as a result of actual results differing materially from estimates.

Liquidity and Capital Resources

We have historically financed acquisitions through borrowings, including borrowings under credit facilities and, to a lesser extent, from operating cash flow and selected asset dispositions. We expect to fund future acquisitions from cash on hand, proceeds from our debt and equity offerings, borrowings under the credit facility and operating cash flow. We have historically funded, and will continue to fund, expenditures for operations, administrative expenses, capital expenditures and debt service required by our credit facility and our senior subordinated notes from operating cash flow and borrowings under our credit facility. We believe that net proceeds of this offering, cash on hand, cash flow from operations and borrowings under our credit facility will be sufficient to permit us to meet our financial obligations, fund acquisitions and fund operations for at least the next twelve months.

Cash.    Cash and cash equivalents was $5.6 million on December 31, 2003, and $4.2 million on March 31, 2004. Working capital was $27.8 million on December 31, 2003, and $23.5 million on March 31, 2004. Cash and cash equivalents was $26.3 million on December 31, 2002. Working capital was $49.6 million on December 31, 2002. Additionally, on December 31, 2002, we had $107.7 million classified as restricted cash, which was held in a trust account that was used to redeem on January 22, 2003, all of our outstanding $100.0 million 9½% Notes plus accrued interest, and $21.0 million held by a qualified intermediary under a like-kind exchange agreement to preserve our ability to effect a tax-deferred exchange. The decrease in cash and cash equivalents is primarily due to $19.7 million used to acquire the assets of seven radio stations during 2003 and payments of $108.5 million against our credit facilities, offset by borrowings of $95.4 million from our credit facilities.

Net cash provided by operating activities increased to $24.0 million for the year ended December 31, 2003, compared to $6.8 million in 2002, primarily due to an increase in station operating income, an increase in deferred revenue from two long-term operating leases, an increase in accounts receivable turnover and a decrease in deferred income taxes.

Net cash used by investing activities increased to $29.7 million for the year ended December 31, 2003, compared to $27.0 million in 2002. The increase is due to cash used for acquisitions (cash used of $19.7 million to purchase the assets of seven radio stations during 2003 as compared to cash used of $55.2 million to purchase the assets of five radio stations and the assets of an Internet business during 2002) offset by a decrease in capital expenditures and a decrease in proceeds from the sale of radio station assets (no radio station assets were sold in 2003 as compared to approximately $45.0 million received from the sale of radio station WYGY-FM, Cincinnati, Ohio, in 2002).

We have announced that we are currently in the process of acquiring the following radio stations: (i) WQBH-AM, Detroit, Michigan for $4,750,000, (ii) WAFS-AM, Atlanta, Georgia, for $16,413,350, and (iii) KJPN-AM, Honolulu, Hawaii for $500,000. Although we have not yet determined how we will be financing these acquisitions, we anticipate that we will use borrowings under our credit facility to finance these acquisitions.

Net cash used in financing activities was $15.1 million for 2003, compared to net cash provided by financing activities of $22.6 million for 2002. The difference was primarily due to a net increase from 2002 to 2003 of $16.5 million in repayments under our credit facility, partially offset by a net decrease from 2002 to 2003 of $28.1 million in additional borrowings under the credit facility.

Credit Facilities.    Our wholly-owned subsidiary, Salem Holding, is the borrower under our credit facilities. The credit facilities were amended and restated as of September 25, 2003, and include a $75.0 million senior secured reducing revolving credit facility (the “revolving credit facility”) as well as a $75.0 million term loan facility (the “term loan facility”). The description of our credit facilities as set forth below reflects the terms of the amendment and restatement. As of December 31, 2003 and March 31, 2004, the borrowing capacity was $75.0 million under each of the revolving credit facility and the term loan facility. The amount we can borrow, however, is subject to certain restrictions as described below. At December 31, 2003 and at March 31, 2004, $75.0 million was outstanding under the term loan facility. At December 31, 2003 and March 31, 2004, the outstanding balance under the revolving credit facility was $5.0 million and zero, respectively. The borrowing capacity under the revolving credit facility steps down in three 10% increments commencing June 30, 2007, and matures on March 25, 2009. The term loan facility matures on the earlier of March 25, 2010, or the date that is six months prior to the maturity of any subordinated indebtedness of Salem or Salem Holding. The credit facilities require us, under certain circumstances, to prepay borrowings under the credit facilities with excess cash flow and the net proceeds from the sale of assets, the issuance of equity interests and the issuance of subordinated notes. If we are required to make these prepayments, our borrowing capacity and the aggregate commitments under the credit facilities will be reduced, but such reduction shall not, in any event, reduce the borrowing capacity and aggregate commitments under the credit facilities below $50.0 million. We are negotiating with our lenders to amend certain provisions under the credit facilities to, among other things, permit us to exercise our right to redeem up to approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes due 2011 (the “9% Notes”) without reducing our ability to make additional borrowings under the credit facilities.

Amounts outstanding under the credit facilities bear interest at a rate based on, at Salem Holding’s option, the bank’s prime rate or LIBOR, in each case plus a spread. For purposes of determining the interest rate under the revolving credit facility, the prime rate spread ranges from 0.25% to 1.75%, and the LIBOR spread ranges from 1.5% to 3.0%. For the term loan facility, the prime rate spread ranges from 1.25% to 1.75%, and the LIBOR spread ranges from 2.5% to 3.0%. In each case, the spread is based on the total leverage ratio on the date of determination. At December 31, 2003 and also at March 31, 2004, the blended interest rate on amounts outstanding under the credit facilities was 3.94%. If an event of default occurs, the rate may increase by 2.0%.

The maximum amount that Salem Holding may borrow under our credit facilities is limited by a ratio of our consolidated existing total adjusted funded debt to pro forma twelve-month cash flow (the “Total Leverage Ratio”). Our credit facilities will allow us to adjust our total debt as used in such calculation by the lesser of (i) 50% of the aggregate purchase price of acquisitions of newly acquired non-religious formatted radio stations that we reformat to a religious talk, news talk or religious music format or (ii) $45.0 million, and the cash flow from such stations will not be considered in the calculation of the ratio during the period in which such acquisition gives rise to an adjustment to total debt. The Total Leverage Ratio allowed under the credit facilities was 7.25 to 1 as of December 31, 2003. Thereafter, the maximum ratio will decline periodically until December 31, 2006, at which point it will remain at 5.5 to 1 through March 2009. The Total Leverage Ratio under the credit facilities at December 31, 2003, was 6.76 to 1, resulting in a borrowing availability of approximately $23.0 million. As of March 31, 2004, the Total Leverage Ratio under the credit facilities was 6.28 to 1, resulting in a borrowing availability of approximately $48.0 million.

Our credit facilities contain additional restrictive covenants customary for facilities of their size, type and purpose which, with specified exceptions, limit our ability to incur debt, have liens, enter into affiliate transactions, pay dividends, consolidate, merge or effect certain asset sales, make specified investments, acquisitions and loans and change the nature of our business. Our credit facilities also require us to satisfy specified financial covenants, which covenants require us on a consolidated basis to maintain specified financial ratios and comply with certain financial tests, including ratios for maximum leverage as described above, minimum interest coverage (not less than 1.5 to 1 through June 29, 2005 increasing in increments to 2.5 to 1 after June 30, 2008), minimum debt service coverage (a static ratio of not less than 1.25 to 1), a maximum consolidated senior leverage ratio (a static ratio of 3.0 to 1 prior to the issuance of $50.0 million in new subordinated notes, after any such issuance the ratio shall not exceed 2.5 to 1), and minimum fixed charge coverage (a static ratio of not less than 1.1 to 1). Salem and all of its subsidiaries, except for Salem Holding, are guarantors of borrowings under the credit facilities. The credit facilities are secured by liens on all of our and our subsidiaries’ assets and pledges of all of the capital stock of our subsidiaries.

As of March 31, 2004, and currently, management believes we were and remain in compliance with all of the covenants under the terms of the credit facilities.

9% Notes.    In June 2001, Salem Holding issued $150.0 million principal amount of 9% Notes. The indenture for the 9% Notes contains restrictive covenants that, among other things, limit the incurrence of debt by Salem Holding and its subsidiaries, the payment of dividends, the use of proceeds of specified asset sales and transactions with affiliates. Salem Holding is required to pay $13.5 million per year in interest on the 9% Notes. Salem and all of its subsidiaries (other than Salem Holding) are guarantors of the 9% Notes. We are negotiating with our lenders to amend certain provisions under the credit facility to, among other things, permit us to exercise our right to redeem up to approximately $52.5 million principal amount of the outstanding 9% Notes without reducing our ability to make additional borrowings under the credit facility. Subject to amending the credit facility, we intend to redeem up to approximately $52.5 million principal amount of the 9% Notes with proceeds from this offering. See “Use of Proceeds.”

As of March 31, 2004, and currently, management believes we were and remain in compliance with all of the covenants under the indenture for the 9% Notes.

7¾% Notes.    In December 2002, Salem Holding issued $100.0 million principal amount of 7¾% Notes. The indenture for the 7¾% Notes contains restrictive covenants that, among other things, limit the incurrence of debt by Salem Holding and its subsidiaries, the payment of dividends, the use of proceeds of specified asset sales and transactions with affiliates. Salem Holding is required to pay $7.8 million per year in interest on the 7¾% Notes. Salem and all of its subsidiaries (other than Salem Holding) are guarantors of the 7¾% Notes.

As of March 31, 2004, and currently, management believes we were and remain in compliance with all of the covenants under the indenture for the 7¾% Notes.

Summary of Long-term Debt Obligations

	As of December 31, 2003	As of March 31, 2004
	(In thousands)
Revolving line of credit under credit facility	$5,000	$—
Term loan under credit facility	75,000	75,000
9% senior subordinated notes due 2011	150,000	150,000
7¾% senior subordinated notes due 2010	100,000	100,000
Fair market value of interest swap agreement	6,045	6,806
Capital leases and other loans	61	57

	336,106	331,863
Less current portion	(15)	(16)

	$336,091	$331,847

Off Balance Sheet Arrangements

At December 31, 2003, and 2002, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Contractual Obligations

Future minimum contractual obligations, including capital and operating leases, revolving bank and bond issue debt, excluding associated interest costs, as well as other long-term obligations as of December 31, 2003, were as follows:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
	(In thousands)
Long-term debt	$330,000	$—	$1,875	$1,500	$326,625
Capital lease obligations and other loans	61	15	39	7	—
Operating leases	43,769	8,092	12,863	6,735	16,079

Total contractual cash obligations	$373,830	$8,107	$14,777	$8,242	$342,704

In addition to the obligations above, Salem has the following contractual obligations and other commercial commitments:

•	severance obligations;

•	employment agreements;

•	programming contracts; and

•	interest rate swap agreements.

We anticipate that we will be able to fund these additional obligations and commitments with cash flow from operations. If we terminate our interest rate swap agreements before they expire, we would be required to pay early termination fees.

Quantitative and Qualitative Disclosures About Market Risk

Derivative Instruments

We are exposed to fluctuations in interest rates. We actively monitor these fluctuations and use derivative instruments from time to time to manage the related risk. In accordance with our risk management strategy, we use derivative instruments only for the purpose of managing risk associated with an asset, liability, committed transaction, or probable forecasted transaction that is identified by management. Our use of derivative instruments may result in short-term gains or losses and may increase volatility in our earnings.

At March 31, 2004, an interest rate swap agreement with a notional principal amount of $66.0 million was outstanding. The interest rate swap agreement is used to manage our exposure to changes in the fair value of a recognized asset or liability that may result due to changes in interest rates. This agreement expires in 2011 when the 9% notes mature, and effectively swaps the 9.0% fixed interest rate on $66.0 million of our debt for a floating rate equal to the LIBOR rate plus 3.09%. The estimated fair value of this swap agreement and the fair value of the debt hedged by the swap, based on current market rates, was $6.8 million at March 31, 2004. The fair value of the swap agreement is included with long-term assets, and the change in fair value of the debt hedged by the swap is recorded in long-term debt consistent with the maturity date of the swap. Changes in the fair value of the swap and the changes in the fair value of the debt being hedged are recorded as part of interest expense. Because this fair value hedge is 100% effective (that is, the change in the fair value of the hedge instrument is designed to be equal to the change in the fair value of the item being hedged), there was no income statement effect relative to the change in the fair value of the swap agreement. Interest expense for the three months ended March 31, 2004, was reduced by $0.8 million as a result of the difference between the 9.0% fixed interest rate on our debt and the floating interest rate under the swap agreement, which was 4.31% for the three months ended March 31, 2004. Interest expense for the year ended December 31, 2003, was reduced by $3.0 million as a result of the difference between the 9.0% fixed interest rate on our debt and the floating interest rate under the swap agreement, which was 4.47% for the six month period ended June 30, 2003, and 4.21% for the six month period ended December 31, 2003. The counter party to this interest rate swap agreement is a major financial institution. Although we are exposed to credit loss in the event of nonperformance by the counter party, we do not anticipate nonperformance by the counter party nor would we expect any such loss to be material.

In July 2003, we entered into a second interest rate swap agreement. At March 31, 2004, a notional principal amount of $24.0 million was outstanding under this agreement. This agreement also relates to our 9% Notes. This agreement expires in 2011 when the 9% Notes mature, and effectively swaps the 9% fixed interest rate on $24.0 million of the 9% Notes for a floating rate equal to the LIBOR rate plus 4.86%. The estimated fair value of this swap agreement and the fair book value over the book value of the debt hedged by the swap, based on current market rates, were each $0.1 million at December 31, 2003. Changes in the fair value of the swap and the changes in the fair value of debt being hedged are recorded as part of interest expense. The fair value of the swap agreement is included with long-term liabilities, and the fair value of the debt hedged by the swap is recorded in long-term debt consistent with the maturity date of the swap and related debt. Because this fair value hedge is effective (that is, the change in the fair value of the hedge instrument is designed to be equal to the change in the fair value of the item being hedged), there was no income statement effect relative to the change in the fair value of the swap agreement. Interest expense for the three months ended March 31, 2004, was reduced by $0.2 million as a result of the difference between the 9.0% fixed interest rate on our debt and the floating interest rate under the swap agreement, which was 6.08% for the three months ended March 31, 2004. Interest expense for the year ended December 31, 2003, was reduced by $0.3 million as a result of the difference between the 9.0% fixed interest rate on our debt and the floating interest rate under the swap agreement, which was 5.98% from inception through December 31, 2003.

Under SFAS No. 133, as amended, the accounting for changes in the fair value of a derivative instrument at each new measurement date is dependent upon its intended use. The change in the fair value of a derivative instrument designated as a hedge of the exposure to changes in the fair value of a recognized asset or liability or a firm commitment, referred to as a fair value hedge, is recognized as gain or loss in earnings in the period of the change together with an offsetting gain or loss on the hedged item attributable to the risk being hedged. The difference paid or received on the interest rate swap is recognized in earnings as an adjustment to interest expense.

On January 1, 2001, we adopted SFAS No. 133, as amended, “Accounting for Derivative Instruments and Hedging Activities”, as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of SFAS No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”. SFAS No. 133, as amended, requires all derivative instruments to be measured at fair value and recognized as either assets or liabilities. In addition, all derivative instruments used in hedging transactions must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133, as amended.

Market Risk

In addition to the interest rate swap agreement discussed above under “Derivative Instruments,” borrowings under our credit facilities are subject to market risk exposure, specifically to changes in LIBOR and in the prime rate in the United States. At March 31, 2004, we had $75.0 million outstanding under our term loan facility and zero balance under our revolving credit facility. As of March 31, 2004, we could borrow up to an additional $48.0 million under the credit facilities. Amounts outstanding under our credit facilities bear interest at a base rate, at our option, of the banks prime rate or LIBOR, plus a spread. For purposes of determining the interest rate under the revolving credit facility, the prime rate spread ranges from 0.25% to 1.75%, and the LIBOR spread ranges from 1.5% to 3.0%. For the term loan facility, the prime rate spread ranges from 1.25% to 1.75%, and the LIBOR spread ranges from 2.5% to 3.0%. In each case, the spread is based on the total leverage ratio on the date of determination. At December 31, 2003 and also at March 31, 2004, the blended interest rate on amounts outstanding under our credit facilities was 3.94%. At March 31, 2004, a hypothetical 100 basis point increase in the prime rate or LIBOR, as applicable, would result in additional interest expense of $0.8 million on an annualized basis.

In addition to the variable rate debt disclosed above, we have fixed rate debt with a carrying value of $250.0 million as of March 31, 2004, with an aggregate fair value of $269.3 million. We are exposed to changes in the fair value of these financial instruments based on changes in the market rate of interest on this debt. The ultimate value of these notes will be determined by actual market prices, as all of these notes are tradable. We estimate that a hypothetical 100 basis point increase in market interest rates would result in a decrease in the aggregate fair value of the notes to approximately $255.3 million and a hypothetical 100 basis point decrease in market interest rates would result in the increase of the fair value of the notes to approximately $284.4 million.

Recent Accounting Pronouncements

SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and an amendment of that statement, SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.” In addition, SFAS No. 145 amends SFAS No. 13, “Accounting for Leases.” We adopted this statement in the first quarter 2003 which resulted in the write-off of deferred financing costs and termination fees related to the repayment of debt being reclassified from extraordinary loss to loss on early retirement of debt included in other income and expense for all periods presented.

FASB Interpretation No. 46—“Consolidation of Variable Interest Entities”

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 requires an investor with a majority of the variable interests (primary beneficiary) in a variable interest entity (“VIE”) to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A VIE is an entity in which the voting equity investors do not have a controlling financial interest, or the equity investment at risk is insufficient to finance the entity’s activities without receiving additional subordinated financial support from other parties. For arrangements entered into with VIEs created prior to January 31, 2003, the provisions of FIN 46 were originally effective as of the beginning of the three months ended September 27, 2003, however, the FASB subsequently delayed the effective date of this provision until the first interim or annual period ending after December 15, 2003. The provisions of FIN 46 were effective immediately for all arrangements entered into with new VIEs created after January 31, 2003.

We performed a review of our investments in both non-marketable and marketable securities as well as other arrangements to determine whether the investee or other party is a VIE and whether we are the primary beneficiary of any of the related entities. This review did not identify any VIE that required consolidation as of December 31, 2003. Provided that we are not the primary beneficiary, the maximum exposure to losses related to any entity that may be determined to be a VIE is generally limited to the carrying amount of the investment in the entity.

BUSINESS

Overview

We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family themes. Our core business is the ownership and operation of radio stations in large metropolitan markets. Upon completion of all announced transactions, we will own a national portfolio of 95 radio stations in 37 markets, including 60 stations in 23 of the top 25 markets, which consists of 28 FM stations and 67 AM stations. Upon completion of all announced transactions, we will be one of only four commercial radio broadcasters with radio stations in all of the top 10 markets. We are the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. Management believes that we are the fourteenth largest radio broadcaster measured by net broadcasting revenue for the year ended December 31, 2003.

We also own Salem Radio Network®, which is a developer, producer and syndicator of religious and family themed talk, news and music programming with approximately 1,600 affiliated radio stations. In addition, we own complementary Internet and publishing businesses which target our radio audiences.

Our business strategy is to expand and improve our national radio platform in order to deliver compelling content to audiences interested in religious and family themes. We primarily program our stations with our Christian teaching and talk format which is talk programming with religious and family themes. We also feature news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by allowing us to reach listeners in markets where we do not own or operate radio stations.

Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for more than 30 years. We believe our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

Target Audiences and Radio Format Overview

We believe our operations focus on a highly attractive and growing market:

•	38% growth in listenership over the past five years has made religious radio the fastest growing format in radio (Arbitron, Inc.);

•	85% of Americans rely on faith to bring meaning and purpose to their lives (Gallup Organization Study, January 2003);

•	65% of Americans are registered church members (Gallup Organization Study, February 2003);

•	52% of Americans listen to Christian radio programming in a typical month (Barna Research Group, Ltd., July 2002);

•	42% of Americans say they read the Bible at least weekly (Barna Research Group, Ltd., June 2002);

•	41% of Americans say they have attended church in the last seven days (Gallup Organization Study, March 2004);

•	48% of Americans have read at least one Christian book, other than the Bible, in the past year (Barna Research Group, Ltd., January 2003);

•	religious formats combined (including Religion (teaching/variety), contemporary Christian, Southern Gospel, Black Gospel and Gospel formats) represent the third largest radio format in the U.S. measured by number of commercial and noncommercial stations (The M Street Radio Directory);

•	between 1999 and 2002, the number of religious format radio stations increased from 1,895 to a record 2,010 (The M Street Radio Directory); and

•	annual sales of Christian/Gospel music as a percentage of total annual U.S. genre album sales have grown from 6.0% in 2000 to 7.0% in 2003 (Soundscan).

Growth and Operating Strategies

Continue to Focus on and Serve Targeted Audiences.    A key attribute of our success is our consistent focus on reaching the audiences interested in religious and family themes. We have demonstrated a long-term commitment to these audiences by operating radio stations with formats directed to our listeners’ specific needs and interests. This consistent emphasis and commitment builds loyalty and trust from our listening audiences, block programming purchasers and advertisers.

Emphasize Compelling Content.    As more listening, reading and viewing options become available, compelling content is a key to expanding our listening audiences and increasing audience response to our advertisers.

Christian Teaching/Talk—Christian teaching/talk is our foundational format. This format serves as both a learning resource and personal support for listeners nationwide. We continually look for new block programming producers for this format. In addition, we believe that the listening audiences for our radio stations formatted with this format are responsive to affinity advertisers that promote products targeted to audiences interested in religious and family issues and are receptive to direct response appeals such as those offered through infomercials. These audiences provide the financial support for producers of block programming that is purchased on these radio stations. All of our stations utilizing this format have affinity advertising customers in their respective markets. Local church groups and many community organizations such as rescue missions and family crisis support services can often effectively reach their natural constituencies by advertising on religious format stations. Advertising is also purchased by local and national affiliated religious bookstores, publishers specializing in inspirational and religious literature and other businesses that desire to specifically target audiences interested in religious and family issues.

The Fish® Contemporary Christian Music—We also operate two other programming formats, The Fish®, a contemporary Christian music format, and a news/talk format. Through The Fish® format we are able to bring our listeners the words of inspirational recording artists with upbeat contemporary music. This is music that is Safe for the Whole Family™, with sounds that everyone enjoys and lyrics that parents can appreciate. Our stations utilizing this format generate spot advertising revenue from religious and general market advertisers.

News/Talk—Our news/talk format is complementary to our Christian teaching/talk format. Both of these formats express conservative views and family values. This format also provides us with an opportunity to better use the syndicated talk programming of our Salem Radio Network® (“SRN”). SRN features some of the most compelling and well-known on-air personalities on radio. Our stations utilizing this format generate spot advertising revenue primarily from general market advertisers.

Each of our primary formats enhances our strategy of delivering compelling programming content and enables us to broaden our appeal to our target audiences. Our national radio network will continue to look for new block programming, compete aggressively for talk show talent, expand and refine our music networks, and develop compelling news and public affairs features.

Build Format Awareness.    We seek to build local format awareness for each of our radio stations in order to retain and increase our listening audiences, expand our base of advertisers and provide increased audience response to our block programming clients. We emphasize the development of a radio station’s identity to allow each radio station to better compete by developing local on-air personalities, improving production quality and technical facilities, and increasing promotional activities. Due to our programming strategy, we must almost always reformat each acquired station, which means we must market and promote the new format to develop listenership and cultivate a customer base to increase revenues. It can take four to six years of development for an acquired radio station to reach maturity.

Build Radio Station Clusters.    By operating clusters of stations within the same market, we are able to broaden our appeal to our target audiences by broadcasting a range of formats, offer customers multiple programming options to advertise their products, and achieve cost savings by integrating our operations.

Pursue Strategic Radio Acquisitions in Large Metropolitan Markets.    We intend to pursue acquisitions of radio stations in both new and existing markets, particularly in large metropolitan areas. Because we believe our presence in large markets makes us attractive to national block programmers and national advertisers, we will continue to pursue acquisitions of radio stations in selected top 50 markets where we currently do not own stations. Upon the completion of all announced transactions, we will own stations in 30 of the top 50 markets. In addition, we will explore opportunities to create clusters by acquiring additional radio stations in our current markets. Through our acquisition strategy, we reach a greater number and broader range of listeners. This enables us to increase audience response for block programming clients and expand our advertising revenue base. Since January 1, 2002, we have added 13 radio stations, enhancing our presence in six of the top 50 markets.

Consider Strategic Diversification.    We will continue to consider opportunities in other forms of media that complement our primary radio formats. This strategy will allow us to build upon our expertise in serving the audiences interested in religious and family themes.

Utilize Market Research, Targeted Programming and Marketing.    We use market research in certain key markets to tailor our programming, marketing and promotion of our music and news/talk stations to maximize audience share for these stations. This research helps us identify underserved markets and underserved or unserved segments of the audiences interested in religious and family themes in both current and new markets. It also enables us to provide programming that more directly addresses the preferences of our listening audiences in markets where research is conducted. We also desire to reinforce our primary formats by creating a distinct and marketable identity for each of our radio stations. To achieve this objective, we employ and promote distinct, high-profile on-air personalities at many of our stations, many of whom have strong ties to the Christian and family themes community.

Pursue Excellence in Operations.    We focus on hiring highly motivated and talented individuals in each area of our company who will assist us in successfully implementing our growth and operating strategies. Each of the radio markets in which we own stations has a general manager who is responsible for day-to-day operations, local spot advertising sales and, where applicable, local program sales for all of our stations in the market. To enhance the quality of our management in these areas, we pay our general managers and our operations vice presidents a base salary plus a percentage of the respective station’s or cluster of stations’ net operating income. By adding a performance goal element to management compensation, we believe we are creating an incentive for management to focus upon both sales growth and expense control.

We have also assembled an effective and highly trained sales staff that is responsible for converting audience share into revenue. Our sales compensation structure rewards successful selling efforts through a commission and bonus compensation structure. We hire and deploy large teams of sales professionals for each station cluster and we provide these teams with the tools necessary to compete effectively in the markets we serve.

The management of our operations has been decentralized. Our operations vice presidents, some of whom are also station general managers, oversee several markets on a regional basis. Our operations vice presidents are experienced radio broadcasters with expertise in sales, programming and production. We will continue to rely on this strategy of decentralization and encourage operations vice presidents to apply innovative techniques to the operations they oversee which, if successful, can be implemented in our other stations.

Our corporate headquarters personnel oversee the placement and rate negotiation for all national block programs. Centralized oversight of this component of our revenue is necessary because our key block program customers purchase time in many of our markets. Corporate headquarters personnel also are responsible for centralized accounting and finance functions, human resources, engineering and other support functions designed to provide resources to local management.

Salem Radio Network®

In 1993, we established Salem Radio Network®. Establishment of Salem Radio Network® was a part of our overall business strategy to develop a national network of affiliated radio stations anchored by our owned and operated radio stations in major markets. Salem Radio Network®, which is headquartered in Dallas, Texas, develops, produces and syndicates a broad range of programming specifically targeted to religious and family issues talk and music stations as well as general market news/talk stations. Currently, we have rights to eight full-time satellite channels and all Salem Radio Network® product is delivered to affiliates via satellite.

Salem Radio Network® has approximately 1,600 affiliate stations, including our owned and operated stations, that broadcast one or more of the offered programming options. These programming options feature talk shows, news and music. The principal source of network revenue is from the sale of advertising time. Network operations also include commission revenue of Salem Radio Representatives from unaffiliated customers. We recognize our advertising and commission revenue from the sale of advertising and from the placement of advertising on radio stations as the spots are aired.

Salem Radio Representatives.    We established Salem Radio Representatives in 1992 as a sales representation company specializing in placing national advertising on religious format radio stations. Salem Radio Network® and our radio stations each have exclusive relationships with Salem Radio Representatives for the sale of available Salem Radio Network® spot advertising. Salem Radio Representatives receives a commission on all Salem Radio Network® sales. Salem Radio Representatives also contracts with individual radio stations to sell air time to national advertisers desiring to include selected company stations in national buys covering multiple markets.

Other Media

Internet.    In 1999, we established an Internet business, OnePlace, in connection with our purchase of the assets of OnePlace, LLC, AudioCentral, GospelMedia Network (which was sold in 2000) and Involved Christian Radio Network. In October 2002, we acquired the assets of and re-launched Crosswalk.com, an Internet portal that offers religious-based content including bible studies, devotionals, family issues material and music. In January 2003, we renamed this division Salem Web Network™. The division’s activities enhance and support our core radio strategy by providing on-demand audio streaming for our program producers. The Salem Web Network™ business model mirrors our radio station business model: revenue from ministries and advertising (banners and sponsorships).

Publishing.    In 1999, we purchased CCM. CCM, based in Nashville, Tennessee, has published magazines since 1978 which follow the contemporary Christian music industry. In January 2003, we renamed this division Salem Publishing™. Salem Publishing’s flagship publication, CCM Magazine®, is a monthly music magazine offering interviews with artists, issue-oriented features, album reviews and concert schedules. Through Salem Publishing’s trade publications, we are uniquely positioned to track contemporary Christian music audience trends. We also publish Homecoming®, Youthworker™, Faith Talk™ and U magazines.

Satellite Radio.    In August 1998, we expanded our reach by entering into an exclusive agreement with XM Satellite Radio, Inc. to develop, produce, supply and market religious and family issues audio programming which is distributed by a subscriber-based satellite digital audio radio service. Unless extended by the parties, this agreement expires in November 2006. XM Satellite Radio, Inc. is one of two FCC licensees for this service and it provides more than 100 channels of audio programming. We provide religious and family themed talk programming on one channel and youth and adult religious music programming on two additional channels.

Competition

Radio.    The radio broadcasting industry, including the religious and family themes format segment of this industry, is a highly competitive business. The financial success of each of our radio stations that features the religious and family issues format is dependent, to a significant degree, upon its ability to generate revenue from the sale of block programming time to national and local religious and educational organizations. We compete for this program revenue with a number of different commercial and noncommercial radio station licensees. While no group owner in the United States specializing in the religious format approaches us in size of potential listening audiences and presence in major markets, religious format stations exist and enjoy varying degrees of prominence and success in all markets. If one of our competitors strengthens its position in a market, or if a competing station competes to a format similar to one of our primary formats in a market, our stations could experience a decline in ratings and advertising revenue.

We also compete for revenue in the spot advertising market with other commercial religious format and general format radio station licensees. We compete in the spot advertising market with other media as well, including broadcast television, cable television, newspapers, magazines, direct mail, Internet and billboard advertising, some of which may be controlled by horizontally-integrated companies.

Competition may also come from new media technologies and services that are being developed or introduced. These include delivery of audio programming by cable television and satellite systems, digital audio radio services, personal communications services, in-band on-channel digital radio and low powered, limited coverage FM radio stations authorized by the FCC. Digital audio broadcasting will deliver multiformat digital radio services by satellite to national and regional audiences. The quality of programming delivered by digital audio broadcasting would be equivalent to compact disc. The delivery of live and stored audio programming through the Internet has also created new competition. In addition, the commencement of satellite delivered digital audio radio services, which delivers multiple audio programming formats to local and national audiences, has created additional competition. We have attempted to address these existing and potential competitive threats through Salem Web Network™ and through our exclusive arrangement to provide religious and family issues talk and music formats on one of the two FCC licensees of satellite digital audio radio services.

Network.    Salem Radio Network® competes with other commercial radio networks that offer news and talk programming to religious and general format stations and two noncommercial networks that offer religious music formats. Salem Radio Network® also competes with other radio networks for the services of talk show personalities.

Other Media.    Our magazines compete for readers and advertisers with other publications that follow the religious music industry and publications that address themes of interest to church leadership. Our Internet business competes with other companies that deliver on-line audio programming and religious and family themed on-line content.

Employees

As of April 15, 2004, we employed 1,002 full-time and 393 part-time employees. None of our employees are covered by collective bargaining agreements, and we consider our relations with our employees to be good.

FEDERAL REGULATION OF RADIO BROADCASTING

Introduction

The ownership, operation, and acquisition and sale of broadcast stations, including those licensed to us, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act, and the rules, regulations, and policies promulgated thereunder (the “Rules”). Among other things, the FCC assigns frequency bands for broadcasting; issues licenses for operation of broadcast stations; determines whether to approve changes in ownership or control of station licenses; regulates station transmission facilities, including power employed, antenna and tower heights, and location of transmission facilities; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of the Communications Act or the Rules.

The following is a brief summary of certain provisions of the Communications Act and the Rules. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of “short” (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. This summary of certain provisions of the Communications Act and the Rules does not purport to be comprehensive. For further information concerning the nature and extent of federal regulation of radio broadcast stations you should refer to the Communications Act, the Rules, and the public notices and rulings of the FCC.

License Grant and Renewal

Radio broadcast licenses are granted for a maximum term of eight years. Our current radio broadcast licenses will expire at various dates between August 1, 2004 and April 1, 2012. Licenses may be renewed through an application to the FCC; renewal applications must be filed with the FCC in advance of the expiration date of a license, and are due on a rolling schedule based on a station’s city of license. We know of no reasons that renewals of our licenses will not be granted by the FCC in due course upon proper and timely application. Licenses for our radio stations in Florida and Georgia will expire during 2012. Prior to 1996, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The FCC no longer considers such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the Rules, and that there have been no other violations by the licensee of the Communications Act or the Rules that, when taken together, would constitute a pattern of abuse.

Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a “substantial and material question of fact” as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant’s license is restricted. We are not currently aware of any facts that would prevent the timely renewal of our licenses to operate our radio stations, although there can be no assurance that our licenses will be renewed.

The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as one of the following:

•	Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area;

•	Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or

•	Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power.

A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

The FCC authorized an additional 100 kHz of bandwidth for the AM band and, on March 17, 1997, adopted an allotment plan for the “expanded band” that identified the 88 AM radio stations selected to move into the band. During the transition period, the 88 AM radio stations may hold licenses to operate in both the existing AM band and the “expanded band.” At the end of a five-year transition period, those stations will be required to return to the FCC either the license for their existing AM band operation or the license for their “expanded band” operation. We have received two expanded band authorizations, one for KBJD-AM, paired with KRKS-AM, Denver-Boulder, Colorado, and one for KTFH-AM, paired with KLFE-AM, Seattle-Tacoma, Washington.

The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend in part upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1, C0 and C. Some of our FM stations which are now Class C stations could, under certain circumstances, become Class C0 stations unless we, once such circumstances arise, apply for a construction permit to increase the antenna height to a level at which a station could retain Class C status. If a station is reclassified as a Class C0 station, it will be precluded from increasing its antenna height and power combination above the limits set for C0 classification.

In 1997, the FCC awarded two licenses for the provision of nationwide satellite digital radio services. The licensees each operate subscription services. Certain of our programming is carried on one of the services.

Transfer or Assignment of Licenses

The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign or transfer a broadcast license, the FCC considers a number of factors pertaining to the licensee, including:

•	compliance with the Rules which limit common ownership of media properties;

•	the “character” of the licensee and those persons holding “attributable” interests therein; and

•	compliance with the Communications Act’s limitation on alien ownership, as well as compliance with other FCC policies.

Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Several days after this filing, the FCC publishes a notice advising that the application has been “accepted for filing.” This begins a 30-day statutory public notice period during which third parties have the opportunity to file formal petitions to deny the proposed transaction. Informal objections to the transaction may be filed at any time prior to the grant of an application. During this 30-day period, the FCC staff generally begins its review of the application and may request additional information from the applicants in response to any questions the staff may have.

Assuming that no petitions are filed during the public notice period and that the proposed transaction poses no issues requiring higher level consent, the FCC staff often grants the application by delegated authority approximately 10 days after the end of the public notice period. If there is a backlog of applications or the transaction proposes an issue requiring higher-level consent, the 10-day period can extend to 30 days or more. The parties to the application are legally authorized to close on the transaction at any time after the application is granted. At this point, however, the grant is not a “final order.”

Public notice of the FCC staff grant of an application is usually issued within seven days of the date on which the application is granted. For a period of 30 days following the date of this public notice, interested parties may file petitions seeking staff reconsideration or full FCC review of the staff action. In addition, for a period of 40 days following the date of the public notice, the FCC, on its own, can review and reconsider the grant. If the FCC itself adopts an order granting an application or adopts an order affirming the staff grant of an application, judicial review of the FCC action may be sought in the U.S. Court of Appeals for the District of Columbia Circuit within 30 days of the public notice of the FCC’s action. In the event the court affirms the FCC’s action, further judicial review may be sought by seeking rehearing en banc from a U.S. Court of Appeals or by certiorari from the United States Supreme Court.

Assuming that no petitions are filed by third parties and no action staying or reversing the grant is made by the FCC, then the grant will become a final order by operation of law at the close of business on the 40th day following the public notice of the grant. Upon a grant becoming a final order, counsel is able to deliver an opinion that the grant is no longer subject to administrative or judicial review, although such actions can nevertheless be set aside in rare circumstances (for example, fraud on the agency by a party to the application).

The FCC will not grant an assignment or transfer if an application for renewal of license for the station is pending. Thus, the foregoing timetables will be altered in the event an application for assignment or transfer is filed while a license renewal application is pending.

Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships and limited liability companies. We therefore may be restricted from having more than one-fourth of our stock owned or voted by aliens, foreign governments or non-U.S. corporations.

Multiple Ownership Rules

Rules adopted by the FCC also restrict the common ownership, operation, or control of radio broadcast stations serving the same local market. The FCC’s currently effective local radio multiple ownership rules limit the number of radio stations one person or entity may own, operate or control in a local market. These limits are:

•	in a market with 45 or more operating commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

•	in a market with between 30 and 44 (inclusive) operating commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

•	in a market with between 15 and 29 (inclusive) operating commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

•	in a market with 14 or fewer operating commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

These local radio multiple ownership rules limit the number of additional stations that we may acquire in the future in any market.

On June 2, 2003, the FCC modified its definition of the term “market” for purposes of its local radio multiple ownership rules. In other than smaller radio markets, the FCC replaced its “signal contour method” of defining local radio markets with the use of “geographic markets” delineated by Arbitron, which is a commercial radio ratings service. In smaller radio markets in which Arbitron has not delineated “geographic markets,” the FCC stated it would conduct a rulemaking to establish “defined markets” comparable to the “geographic markets” delineated by Arbitron in larger markets. The modified market definition rule has been appealed to a U.S. Court of Appeals and is not yet in effect due to a stay issued by the court. In addition, efforts are ongoing in the U.S. Congress to reverse the modified market definition.

The FCC will not apply the modified market definition retroactively and instead will “grandfather” currently owned, operated or controlled “clusters” of radio stations which otherwise would not comply with the modified market definition. Pursuant to the grandfathering provision of the modified market definition, no change in our current ownership of radio stations will be required. The modified market definition will more severely limit the number of radio stations we may acquire in many markets and more severely limit the buyers to whom we may sell stations in the future.

The FCC will prohibit the sale to one entity of an intact grandfathered cluster of radio stations unless the entity is a “small business” as defined by the FCC. The limitation on the sale of grandfathered radio station clusters will limit the buyers to whom we may in the future sell grandfathered clusters of radio stations which do not comply with the modified market definition.

The Communications Act and the Rules do not generally restrict the number of AM and FM stations which may be commonly owned, operated or controlled on a national basis.

The Rules generally restrict the common ownership, operation or control of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under the current “cross-media” rules, we generally would not be permitted to acquire any daily newspaper in a local market where we then owned any radio station, or to acquire any television station (other than low power television) in certain smaller local markets where we then owned more than one radio station.

On June 2, 2003, the FCC relaxed its “cross-media” rules. Pursuant to the modified cross-media rules, we generally would not be permitted to acquire any daily newspaper or any television station (other than low power television) in certain smaller local markets where we then owned any radio station. The modified “cross-media” rules have been appealed to a U.S. Court of Appeals and are not yet in effect due to a stay issued by the court. In addition, efforts are ongoing in the U.S. Congress to reverse the modified cross-media rules.

Because of these local radio multiple ownership and cross-media rules, a purchaser of stock or debt of the company is considered to have acquired an “attributable interest” in the company and may violate the Rules if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the other companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable stockholder or debt holder of the company violates any of these ownership rules, the company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

Ownership Attribution Rules

The FCC generally applies its local radio multiple ownership rules and its cross-media rules by considering the “attributable,” or cognizable, interests held by a person or entity. A person or entity can have an “attributable interest” in a radio station, television station or daily newspaper by being an officer, director, partner, member, stockholder, or lender of a company that owns that station or newspaper, or by being an officer, director, partner, member, stockholder, or lender of any parent company of the company that owns that station or newspaper. Whether that interest is attributable under the FCC’s ownership rules is determined by the FCC’s attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as an “owner” of the radio station, television station or daily newspaper in question, and therefore subject to the FCC’s ownership rules.

Persons or entities which hold more than 33% of the total asset value (combined equity and debt) of a company and are either “major program suppliers” of the company or hold attributable interests in media in the same market as the company, generally are attributed with an ownership interest in radio stations, television stations and daily newspapers owned by the company, or owned by any other company in which the company holds an interest (the “equity/debt plus rule”).

With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation’s stock (20% or more of such stock in the case of insurance companies, investment companies, and bank trust departments which act as “passive investors” that hold such stock for investment purposes only) generally are attributed with an ownership interest in radio stations, television stations and daily newspapers owned by the corporation or owned by any company in which the corporation holds an interest.

With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is “materially involved” in the media-related activities of the partnership. With respect to a limited liability company, the interest of a member is attributable unless the member is not materially involved in the media-related activities of the company. Nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not materially involved in the media-related activities of the partnership, membership interests where the member is not materially involved in the media-related activities of the limited liability company, and minority (under 5%) voting stock interests generally do not subject their holders to attribution unless the equity/debt plus rule applies.

Programming and Operation

The Communications Act requires broadcasters to serve the “public interest.” The FCC has gradually relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station’s community of license. Licensees continue to be required, however, to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station’s programming will be considered by the FCC when it evaluates the licensee’s renewal application, but such complaints may be filed and considered at any time.

Stations also must pay regulatory and application fees and follow FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent or profane programming, sponsorship identification, technical operations (including limits on radio frequency radiation) and equal employment opportunity requirements. The broadcast of contests and lotteries is regulated by the Rules.

Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of short (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

Discussions are ongoing in the U.S. Congress regarding the passage of legislation which would greatly increase the current monetary forfeitures or invoke other penalties for the broadcast of obscene, indecent or profane programming, including revocation of the license of a station after it receives a certain number of such forfeitures or penalties. While the programming on our stations is generally religious or family oriented, the FCC holds us responsible for all programming on our stations, including programming broadcast during time periods sold to unaffiliated entities, some of which is broadcast in foreign languages. Although we currently have in place procedures for reviewing all programming on our stations prior to broadcast, including programming broadcast during time periods sold to unaffiliated entities and programming in foreign languages, and have in place procedures for deleting prior to broadcast any obscene or indecent or profane programming, it is possible that unintended broadcast of such programming could occur, resulting in such forfeitures or penalties.

Local Marketing Agreements

Over the past several years, a number of radio stations, including certain of our stations, have entered into “time brokerage agreements” of the type which are commonly referred to as “local marketing agreements” or “LMAs.” These LMAs take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the Rules, including the requirement that the licensee of each station maintain independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast station and otherwise ensures compliance with the Rules.

A station that brokers substantial time on another station in its market or engages in an LMA with a station in its market will be considered to have an attributable interest in the brokered station for purposes of the FCC’s local radio multiple ownership rules. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the local radio multiple ownership rules. The Rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (that is, AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

On June 2, 2003, the FCC modified its rules regarding radio “joint sales agreements,” under which separately-owned and licensed stations agree to function cooperatively in terms of advertising sales. A station which has entered into a joint sales agreement will be considered to have an attributable interest in a station with which it functions cooperatively in terms of advertising sales. The modified joint sales agreement rules have been appealed to a U.S. Court of Appeals and are not yet in effect due to a stay issued by the court. In addition, efforts are ongoing in the U.S. Congress to reverse the modified joint sales agreement rules.

Equal Employment Opportunity Rules

On March 10, 2003, the FCC’s new equal employment opportunity rules (“EEO Rules”) became effective. Under the EEO Rules, stations generally must recruit broadly for all full-time positions, participate in certain employment outreach activities, and keep records of their recruitment and hiring. Stations must also submit reports of their EEO activities to the FCC and make the reports available to the public. Failure to comply with the EEO Rules can result in monetary penalties, the grant of short (less than the maximum) license renewal terms, or other sanctions.

Proposed Changes

The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the company’s radio stations, result in the loss of audience share and revenue for the company’s radio stations, and affect the ability of the company to acquire additional radio stations or finance such acquisitions. Such matters include:

•	proposals to impose spectrum use or other fees on FCC licensees;

•	changes in the FCC’s rules relating to political broadcasting and advertising;

•	changes in technical and frequency allocation matters;

•	changes in multiple ownership and cross-media rules;

•	changes to broadcast technical requirements;

•	proposals to allow companies to deliver audio and video programming via new technologies;

•	proposals to allow national satellite radio services to deliver local programming;

•	proposals to limit the tax deductibility of advertising expenses by advertisers; and

•	proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC license renewals without such bidding.

We cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

MANAGEMENT

Our executive officers, directors and key employees, their ages and positions with us are as follows:

Name	Age	Position
Stuart W. Epperson	67	Chairman of the Board
Edward G. Atsinger III	64	President, Chief Executive Officer and Director
David Davenport	53	Director
Eric H. Halvorson	55	Director
Roland S. Hinz	65	Director
Donald P. Hodel	68	Director
Paul Pressler	73	Director
Richard A. Riddle	59	Director
Joe D. Davis	60	Executive Vice President, Operations
David A.R. Evans	41	Executive Vice President and Chief Financial Officer
Greg R. Anderson	57	President of Salem Radio Network®
James R. Cumbee	51	President of Non-Broadcast Media
Jonathan L. Block	37	Vice President, General Counsel and Secretary
Evan D. Masyr	32	Vice President of Accounting and Corporate Controller

Set forth below is certain information concerning the principal occupation and business experience during the past five years and other relevant experience of each of the individuals named above.

Mr. Epperson has been Chairman of Salem since its inception. He is also a director of Salem Holding, a wholly-owned subsidiary of Salem. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. In addition, he is a member of the board of directors of the National Religious Broadcasters. Mr. Epperson is married to Nancy A. Epperson who is Mr. Atsinger’s sister.

Mr. Atsinger has been President, Chief Executive Officer and a director of Salem and a director of each of Salem’s subsidiaries since their inception. He has been engaged in the ownership and operation of radio stations since 1969. Mr. Atsinger has been a member of the board of directors of the National Religious Broadcasters for a number of years; he was re-elected to a three-year term on that board in February 2004. Mr. Atsinger is also a member of the board of directors of Truth For Life, a non-profit corporation that is a customer of the company. Mr. Atsinger is the brother-in-law of Mr. Epperson.

Mr. Davenport has been a director of Salem since November 2001. Mr. Davenport is a distinguished professor of public policy and law at Pepperdine University and has served in that position since August 2003. He is also a research fellow at the Hoover Institution and has served in that position since August 2001. Mr. Davenport was the Chief Executive Officer of Starwire Corporation, a software service company formerly known as Christianity.com, from June 2000 to June 2001. Mr. Davenport served as President of Pepperdine University from 1985 to 2000. From 1980 through 1985, he served as a Professor of Law, General Counsel, and Executive Vice President of the University. Mr. Davenport currently serves on the governing and advisory boards of Hope Network Ministries, Forest Lawn Memorial Parks Association and National Legal Center for the Public Interest. He also serves on advisory boards of Clark/Bardes, Inc. and Inside Track. Mr. Davenport also serves on the board of directors of Ameron International Corporation.

Mr. Halvorson has been a director of Salem since 1988. Mr. Halvorson is currently the President and Chief Executive Officer of The Thomas Kincade Company (formerly Media Arts Group, Inc.) and has served in these positions since 2003. Mr. Halvorson was a Visiting Professor at Pepperdine University from 2000 to 2003. Mr. Halvorson was Chief Operating Officer of Salem from 1995 to 2000 and Executive Vice President of the company from 1991 to 2000. From 1991 to 2000, Mr. Halvorson also served as General Counsel to the company. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until

1991. From 1985 to 1988, he was Vice President and General Counsel of Salem. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.—Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson is currently a member of the board of directors of Intuitive Surgical, Inc.

Mr. Hinz has been a director of Salem since September 1997. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from Salem in August 2000 and December 2001, respectively), and radio station KSDO-AM, San Diego, California. Mr. Hinz also serves on the board of directors of the Association of Community Education, Inc., a not-for-profit corporation operating radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California. Mr. Hinz also serves on the board of directors of Truth for Life, non-profit organization that is a customer of the company.

Mr. Hodel has been a director of Salem since May 1999. Mr. Hodel is a founder and has been the Managing Director of Summit Group International, Ltd., an energy and natural resources consulting firm, since 1989. He has served as Vice Chairman of Texon Corporation, an oil and natural gas marketing company, since 1994. On May 15, 2003, Mr. Hodel became President and Chief Executive Officer of Focus on the Family, a non-profit organization that is a customer of the company. Mr. Hodel has served on the board of directors of Focus on the Family intermittently since 1995. Previously, Mr. Hodel served as Executive Vice President of Focus on the Family from January 1996 to August 1996. In addition to serving as a director of Focus on the Family, Mr. Hodel currently serves on the boards of directors of Integrated Electrical Services, Inc., the North American Electric Reliability Council and Eagle Publishing, Inc., and has previously served on the boards of a number of public companies. Mr. Hodel served as President of the Christian Coalition from June 1997 to January 1999. During the Reagan Administration, Mr. Hodel served as Secretary of Energy and Secretary of the Interior.

Judge Pressler has been a director of Salem since March 2002, and is also a board member of the Free Market Foundation and KHCB Network, a non-profit corporation which owns Christian radio stations in Texas and Louisiana, and a board member of National Religious Broadcasters. He has been an active leader in the Southern Baptist Convention. Additionally, he is a member of the Texas Philosophical Society, the General Counsel of the Baptist World Alliance, and a member of the State Republican Executive Committee of Texas. Since 2000, Judge Pressler has been a partner in the law firm of Woodfill & Pressler, a director of Revelation, Inc., and has been in private mediation practice for several years as well. A retired justice of the Texas Court of Appeals, Judge Pressler was appointed Justice of the Texas Court of Appeals in 1978, serving until 1992. Judge Pressler also served as District Judge from 1970 to 1978. From 1958 to 1970, he was associated with the law firm of Vinson & Elkins.

Mr. Riddle has been a director of Salem since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. Since 1991, he has been the President of Richray Industries, a holding company for various manufacturing companies. He was President and a majority stockholder of I. L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987.

Mr. Davis has been Salem’s Executive Vice President of Radio since 2003. Prior to that time, Mr. Davis was Executive Vice President, Operations since 2001, Senior Vice President of Salem since 2000, Vice President, Operations of Salem since 1996 and General Manager of WMCA-AM since 1989. He was also the General Manager of WWDJ-AM since 1994. He has previously served as Vice President and Executive Director of the Christian Fund for the Disabled as well as President of Practice Resources, Inc., Davis Eaton Corporation and Vintage Specialty Advertising Company.

Mr. Evans has been Executive Vice President and Chief Financial Officer of Salem since September 2003. From 2000 to 2003, Mr. Evans served as the company’s Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President—Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller—Europe of Warner Bros. Consumer Products in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young LLP in London, England.

Mr. Anderson has been President of Salem Radio Network® since 1996. From 1993 to 1994, Mr. Anderson was the Vice President-General Manager of this network. Mr. Anderson was employed by Multimedia, Inc. from 1980 to 1993. After serving as General Manager at Multimedia stations in Greenville, South Carolina, Shreveport, Louisiana and Milwaukee, Wisconsin, he was named Vice President, Operations, of the Multimedia radio division in 1987 and was subsequently appointed as Executive Vice President and group head of Multimedia’s radio division.

Mr. Cumbee has been the President of Non-Broadcast Media of Salem since January 2000. He was the President of Reach Satellite Network, Inc. in Nashville, Tennessee from 1996 through 1999. Salem purchased all of the shares of stock of Reach Satellite Network, Inc. in March 2000. From 1994 to 1996, he served as Vice President of Disney Vacation Development Company.

Mr. Block has been General Counsel of Salem since May 2000, Vice President since 1999 and Secretary since 1997. Since August 2000, Mr. Block has been a director of each subsidiary of Salem other than Salem Communications Holding Corporation. From 1995 to 2000, Mr. Block served as Associate General Counsel of Salem.

Mr. Masyr has been Vice President of Accounting and Corporate Controller since January 2003. From February 2000 to December 2002, he served as Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995.

DESCRIPTION OF CAPITAL STOCK

Salem’s authorized capital stock consists of 80,000,000 shares of Class A common stock, $0.01 par value per share, 20,000,000 shares of Class B common stock, $0.01 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share. Together, the Class A common stock and the Class B common stock comprise all of Salem’s authorized common stock.

Preferred Stock

Our board of directors, without further action by its stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Our board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences deemed advisable by the board.

Common Stock

As of April 15, 2004, there were 17,990,417 shares of Class A common stock and 5,553,696 shares of Class B common stock outstanding. The Class A common stock is quoted on the Nasdaq National Market under the symbol “SALM.” All of the outstanding shares of Class B common stock are beneficially owned directly or indirectly by Edward G. Atsinger III or Stuart W. Epperson through trusts and other entities.

Voting

Holders of Class A common stock are entitled to one vote for each share held of record, and holders of Class B common stock are entitled to 10 votes for each share held of record, except that:

•	in the case of a proposed acquisition of a company where any director, officer, holder of 10% or more of any class of common stock or any of their affiliates has an interest in the company, the assets to be acquired or in the proceeds from the transaction, holders of both classes of common stock are entitled to one vote for each share held of record; and

•	in the case of a proposed going private transaction involving us or Edward G. Atsinger III, Stuart W. Epperson or through trusts or other entities directly or indirectly controlled by Mssrs. Atsinger and/or Epperson, holders of both classes of common stock are entitled to one vote for each share held of record.

The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors by proxy, except as required by law and except that the holders of Class A common stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B common stock for the remaining directors. Shares of Salem’s common stock do not have cumulative voting rights with respect to the election of directors.

Upon completion of this offering, the percentage of the voting power of our outstanding common stock controlled by Messrs. Atsinger and Epperson will be approximately 84%, which means that they will control all actions to be taken by the stockholders, including the election of all directors to our board of directors other than the two directors elected by the holders of Class A common stock. See the section of this prospectus supplement entitled “Selling Stockholders.”

Dividends

Holders of Salem’s common stock are entitled to receive, as when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized. Each share of Class A common stock and Class B common stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon liquidation and consideration to be received upon a merger or consolidation or a sale of all or substantially all of our assets, except that in the case of stock dividends, only shares of Class A common stock will be distributed with respect to the Class A common stock and only shares of Class B common stock will be distributed with respect to Class B common stock. In no event will either Class A common stock or Class B common stock be split, divided or combined unless the other class is proportionately split, divided or combined.

Conversions

The shares of Class A common stock are not convertible into any other series or class of securities. Each share of Class B common stock, however, is freely convertible into one share of Class A common stock at the option of the Class B stockholder for no additional consideration. Shares of Class B common stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B common stock will result in the automatic conversion of such shares into Class A common shares. All conversions of Class B common stock are subject to any necessary FCC approval.

Liquidation

Upon liquidation, dissolution or winding up of Salem, the holders of Salem’s common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock of Salem, if any.

Foreign Ownership Restrictions

Salem’s certificate of incorporation includes provisions designed to ensure that control and management of Salem remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act.

These provisions include restrictions on transfers to and holdings of Salem’s capital stock by an alien (as defined by the FCC).

Specifically, Salem’s foreign ownership restrictions provide:

•	Salem shall not issue to an alien any shares of its capital stock if such issuance would result in the total number of shares of such capital stock held or voted by aliens (or for or by the account of aliens) to exceed 25% of (i) the total number of all shares of such capital stock outstanding at any time and from time to time or (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time. Salem shall not permit the transfer on its books of any capital stock to any alien that would result in the total number of shares of such capital stock held or voted by aliens (or for or by the account of aliens) exceeding such 25% limits.

•	No alien or aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of Salem outstanding at any time and from time to time or (ii) the total voting power of all shares of capital stock of Salem outstanding and entitled to vote at any time and from time to time. Issuance or transfer of Salem’s capital stock in violation of this provision is prohibited.

Salem’s board of directors is authorized to exercise all powers necessary to implement these provisions of Salem’s certificate of incorporation and to ensure compliance with the alien ownership restrictions of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of capital stock of Salem to any alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition, including but not limited to restricting the transfer of shares of our capital stock to aliens and placing a legend restricting foreign ownership on certificates representing such capital stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is The Bank of New York.

SELLING STOCKHOLDERS

The following disclosure and table sets forth information regarding the beneficial ownership of the selling stockholders of our common stock immediately prior to and immediately after the consummation of this offering.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless indicated below, the address for each selling stockholder is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

As of April 15, 2004, there were 17,990,417 shares of our Class A common stock and 5,553,696 shares of our Class B common stock outstanding, and after giving effect to the offering, there will be 20,315,417 shares of our Class A common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of our Class A common stock subject to options currently exercisable or exercisable within 60 days after April 15, 2004, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a selling stockholder are actually outstanding.

As of April 15, 2004, Edward G. Atsinger III and Stuart W. Epperson each were the beneficial owners of 50% (or 2,776,848 shares) of our Class B common stock. No shares of our Class B common stock are being offered in connection with this offering. Accordingly, beneficial ownership of our Class B common stock will not change as a result of this offering.

						Class A Common Stock Beneficially Owned After This Offering
	Class A Common Stock Beneficially Owned Prior to Offering			Number of Shares Offered		Assuming Over- Allotment Option Is Not Exercised		Assuming Over- Allotment Option Is Exercised
Selling Stockholders	Number		Percent	Number		Number	Percent	Number		Percent
Edward G. Atsinger III(1)	4,585,380	(2)	25.43%	485,000	(3)	4,100,380	20.14%	3,985,380	(4)	19.58%
Stuart W. Epperson(5)	4,336,533	(6)	24.07%	290,000	(7)	4,046,533	19.89%	3,936,533	(8)	19.35%

(1)	Mr. Atsinger is our President and Chief Executive Officer and serves on our board of directors.
(2)	These shares of Class A common stock are owned as follows: 3,250,452 shares by Edward G. Atsinger III, as Trustee of The Edward G. Atsinger III, Trust; 1,175,078 shares by Edward G. Atsinger III, as Trustee of The Ted Atsinger Irrevocable Trust; and 120,000 shares by Edward G. Atsinger III, as Trustee of The Atsinger Family 2003 Trust. Includes 39,850 shares subject to currently exercisable options.
(3)	The following shares of Class A common stock will be sold in this offering: 120,000 shares by Edward G. Atsinger III, as Trustee of The Atsinger Family 2003 Trust; 85,000 shares by Edward G. Atsinger III, as Trustee of The Ted Atsinger Irrevocable Trust; and 280,000 shares by Edward G. Atsinger III, as Trustee of The Edward G. Atsinger III Trust.
(4)	If the underwriters exercise their over-allotment option in full, up to 115,000 shares of Class A common stock owned by Edward G. Atsinger III, as Trustee of The Edward G. Atsinger III Trust, will be sold.
(5)	Mr. Epperson is our Chairman of the Board.
(6)	These shares of Class A common stock are owned as follows: 2,960,621 shares by Stuart W. Epperson and Nancy A. Epperson jointly; 306,880 shares by Stuart W. Epperson, as Trustee of The Kathryn Epperson Fonville Trust u/d/t 3/31/99; 306,880 shares by Stuart W. Epperson, as Trustee of The Stuart W. Epperson Jr. Trust u/d/t 3/31/99; 306,880 shares by Stuart W. Epperson, as Trustee of the Kristine J. Epperson McBride Trust u/d/t 3/31/99; 306,880 shares by Stuart W. Epperson, as Trustee of The Karen Epperson Deneui Trust u/d/t 3/31/99; and 120,000 shares by Stuart and Nancy Epperson, as Trustees of The Epperson Family 2003 Trust. Includes 28,392 shares subject to currently exercisable options.
(7)	The following shares of Class A common stock will be sold in this offering: 70,000 shares by Stuart W. Epperson and Nancy A. Epperson, as trustees of the Epperson Family 2003 Trust; 55,000 shares by Stuart W. Epperson, as Trustee of The Kathryn Epperson Fonville Trust u/d/t 3/31/99; 55,000 shares by Stuart W. Epperson, as Trustee of The Stuart W. Epperson Jr. Trust u/d/t 3/31/99; 55,000 shares by Stuart W. Epperson, as Trustee of The Kristine J. Epperson McBride Trust u/d/t 3/31/99; and 55,000 shares by Stuart W. Epperson, as Trustee of The Karen Epperson Deneui Trust u/d/t 3/31/99.
(8)	If the underwriters exercise their over-allotment option in full, up to 110,000 shares of Class A common stock, owned jointly by Stuart W. Epperson and Nancy A. Epperson in a Jefferies & Company, Inc. brokerage account, will be sold.

CERTAIN UNITED STATES FEDERAL INCOME AND

ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following summary describes certain United States federal income and estate tax consequences of the purchase, ownership and disposition of shares of our Class A common stock by a “non-U.S. holder,” as defined below, as of the date hereof. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. Except where noted, this summary deals only with our Class A common stock held as capital assets by a non-U.S. holder. Special rules may apply to certain non-U.S. holders, such as United States expatriates, “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” corporations that accumulate earnings to avoid United States federal income tax, and investors in pass-through entities that are subject to special treatment under the Internal Revenue Code of 1986, which we refer to as the “Code.” These non-U.S. holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and United States Treasury regulations, rulings and judicial decisions under the Code as of the date of this prospectus supplement, all of which may be repealed, revoked, modified or subject to differing interpretation with possible retroactive effect, so as to result in United States federal income and estate tax consequences different from those discussed below. Persons considering the ownership of our Class A common stock should consult their own tax advisors concerning the United States federal income and estate tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used in this section of the prospectus supplement, a “non-U.S. holder” of our Class A common stock means a beneficial owner, other than an entity treated as a partnership, that is not any of the following for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons who are partners of partnerships holding shares of Class A common stock should consult their tax advisors.

Dividends

Dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder, are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our Class A common stock who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends, will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person or (b) if our Class A common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our Class A common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Class A Common Stock

A non-U.S. holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of our Class A common stock unless one of the following applies:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder,

•	in the case of a non-U.S. holder who is an individual and holds shares of our Class A common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met,

•	the non-U.S. holder is subject to United States federal income tax under provisions of United States federal income tax law applicable to certain United States expatriates (including certain former citizens or residents of the United States), or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for United States federal income tax purposes. However, if we are or become a U.S. real property holding corporation, then assuming the Class A common stock is regularly traded on an established securities market, a non-U.S. Holder who holds or held (at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. Holder’s holding period for the Class A common stock) more than 5% of the Class A common stock will be subject to U.S. federal income tax on the disposition of the Class A common stock.

Federal Estate Tax

Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder provides Internal Revenue Service Form W-8BEN (or other applicable form) and certifies under penalty of perjury that it is a non-U.S. holder, and the payor does not have actual knowledge or reason to know that such holder is a United States person, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale of our Class A common stock within the United States or conducted through United States-related financial intermediaries unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder, and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person, or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated April 29, 2004, we and the selling stockholders have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. are acting as representatives, the following respective numbers of shares of our Class A common stock:

Underwriter	Number of Shares
Credit Suisse First Boston LLC	1,131,500
Deutsche Bank Securities Inc.	775,000
UBS Securities LLC	465,000
Jefferies & Company, Inc.	387,500
SunTrust Capital Markets, Inc.	263,500
BNY Capital Markets, Inc.	62,000
Barrington Research Associates, Inc.	15,500

Total	3,100,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of our Class A common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We and the selling stockholders have granted to the underwriters a 30-day option to purchase up to 175,000 additional shares of our Class A common stock from us and up to an aggregate of 225,000 additional outstanding shares from the selling stockholders, allocated as determined by the Company, at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of our Class A common stock.

The underwriters propose to offer the shares of our Class A common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.90 per share. The underwriters and selling group members may allow a discount of $0.10 per share on sales to other broker/dealers. After the initial public offering of the shares of Class A common stock offered hereby, the representatives may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we and the selling stockholders will pay in connection with the offering:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$1.50	$1.50	$3,487,500	$3,750,000
Expenses payable by us	$0.32	$0.30	$750,000	$750,000
Underwriting discounts and commissions paid by selling stockholders	$1.50	$1.50	$1,162,500	$1,500,000
Expenses payable by the selling stockholders	$0.06	$0.05	$50,000	$50,000

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. for a period of 90 days after the date of this prospectus supplement, except (i) issuances pursuant to the exercise of employee stock options outstanding on the date hereof, (ii) the grant by us of additional employee stock options under plans existing and in effect on the date hereof and (iii) issuances in connection with an acquisition not to exceed 20% of the number of outstanding shares of our Class A common stock after the consummation of such acquisition.

Certain of our officers and directors as well as the selling stockholders named in this prospectus supplement have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any of these transactions are to be settled by delivery of our Class A common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. for a period of 90 days after the date of this prospectus supplement, except (i) certain bona fide gifts to charitable organizations and (ii) sales between May 17, 2004 and May 31, 2004 by certain of our officers of up to 20,000 shares, in the aggregate, of our Class A common stock.

We and the selling stockholders have agreed to indemnify the underwriters against liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Affiliates of Credit Suisse First Boston LLC, SunTrust Capital Markets, Inc., UBS Securities LLC and BNY Capital Markets, Inc. are lenders under our credit facility and will receive a portion of the net proceeds from this offering if we repay any portion of the outstanding amounts under our credit facility.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when our Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in our Class A common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our Class A common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market in the absence of these transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion regarding the validity of the issuance of shares of Class A common stock offered hereby by Salem. Certain legal matters in connection with this offering will be passed upon for the underwriters by Shearman & Sterling LLP of New York, New York.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements (and schedule) are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN OBTAIN MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these documents at the SEC’s Public Reference Room located in Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549.

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1300, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that web site is http://www.sec.gov. In addition, our Class A common stock is quoted on the Nasdaq National Market System and materials filed by us can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2003; and

•	Definitive Proxy Statement filed on April 23, 2004.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the shares of Class A common stock shall be deemed to be incorporated by reference in this prospectus supplement. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished by but not filed with the SEC.

Any statement contained in this prospectus supplement, the prospectus or in a document incorporated or deemed to be incorporated by reference in them shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, California 93012

Telephone: (805) 987-0400

Attn: Jonathan L. Block

PROSPECTUS

$240,000,000

SALEM COMMUNICATIONS CORPORATION

SALEM COMMUNICATIONS HOLDING CORPORATION

Debt Securities, Preferred Stock,

Class A Common Stock and Warrants

This prospectus provides a general description of the debt securities that may be offered from time to time by Salem Communications Holding Corporation and the preferred stock, Class A Common Stock and warrants that may be offered from time to time by Salem Communications Corporation. Salem Communications Holding Corporation is referred to throughout this prospectus as “Salem Holding” and Salem Communications Corporation is referred to as “Salem Communications”. Unless the context indicates otherwise, all references to “we,” “our,” “ours,” and “us” refer to Salem Communications and its consolidated subsidiaries, including Salem Holding. Each time Salem Holding or Salem Communications sells securities, it will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

The aggregate initial offering price of all securities sold under this prospectus will not exceed $240,000,000. Of these securities, the selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

Salem Communications Class A Common Stock is listed on the Nasdaq Stock Market’s National Market under the symbol “SALM.”

Investing in our securities involves a high degree of risk. See “Certain Factors Affecting Salem” contained in the “Business” section of our filings with the SEC and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2002.

Neither Salem Communications nor Salem Holdings has authorized anyone to give any information or make any representation about Salem Communications or Salem Holding that is different from or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. The aggregate offering price of all securities that may be sold under this prospectus will not exceed $240,000,000. Of that amount, Salem Communications and Salem Holding may sell any combination of the securities described in this prospectus from time to time up to a total dollar amount of $210,025,000. In addition, the selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

The types of securities that may be offered and sold from time to time by this prospectus are:

•	debt securities of Salem Holding, which may include guarantees of the debt securities by some or all of Salem Holding’s direct or indirect subsidiaries and by Salem Communications and its direct or indirect subsidiaries;

•	Salem Communications preferred stock;

•	Salem Communications Class A Common Stock; and

•	Salem Communications warrants entitling the holders to purchase Salem Communications Class A Common Stock, Salem Communications preferred stock or other securities.

These securities may be sold either separately or in units. Salem Holding may issue debt securities convertible into other securities and Salem Communications may issue preferred stock that may be convertible into shares of Salem Communications Class A Common Stock or another series of preferred stock.

This prospectus provides a general description of the securities that may be offered by Salem Communications and Salem Holding. Each time securities are sold, a prospectus supplement will be delivered with this prospectus which will describe specific information about the offering and the terms of the particular securities offered. Each prospectus supplement will include the following information:

•	the type and amount of securities that Salem Communications, Salem Holding or any selling security holders propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which the securities are sold;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family issues. Our core business is the ownership and operation of radio stations in large metropolitan markets. We own and operate 82 radio stations, including 57 stations in 22 of the top 25 markets. This makes us the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. In addition, management believes that we are the thirteenth largest radio broadcaster measured by net broadcasting revenues for the year ended December 31, 2001. We also own Salem Radio Network,® which we believe to be a leading developer, producer and syndicator of religious and family issues oriented talk, news and music programming with over 1,600 affiliated radio stations. In addition, we own complementary Internet and publishing businesses.

Our business strategy is to expand and improve our national radio platform in order to deliver compelling content to audiences interested in religious and family issues. We primarily program our stations with our Christian teaching and talk format which is talk programming with religious and family themes. We also feature conservative news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by enabling us to offer a variety of program content on our radio stations.

Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for over 25 years. Our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

We continue to seek new ways to expand and integrate our distribution and content capabilities. We have acquired magazine, Internet and software businesses that direct their content to persons with interests that are similar to those of our primary radio audience. We will continue to pursue acquisitions of new media and other businesses that serve our audience. We plan to use these businesses, together with our radio stations and network, to attract, grow and retain a larger audience and customer base.

Our principal executive offices are located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, and our telephone number is (805) 987-0400.

Organizational Structure

Salem Communications was formed in 1986 as a California corporation and was reincorporated in Delaware in 1999. Salem Holding was formed as a wholly-owned subsidiary of Salem Communications in May 2000. In May 2000, Salem Communications formed an additional wholly owned subsidiary, Salem Communications Acquisition Corporation, which has since acquired nine radio stations through its wholly-owned subsidiary SCA License Corporation. In August, 2000, Salem Communications assigned substantially all of its assets and liabilities (other than stock of Salem Holding and Salem Acquisition) to Salem Holding.

On June 15, 2001, Salem Holding effected a dividend to Salem Communications of Salem Holding’s publishing and Internet business. This transaction was effected as a dividend of the capital stock and membership interests, respectively, of Salem Holding’s wholly-owned subsidiaries CCM Communications, Inc. and OnePlace, LLC. As a result, CCM and OnePlace became direct subsidiaries of Salem Communications. CCM and OnePlace continue to be guarantors of borrowings under Salem Holding’s credit facility and of Salem Holding’s existing 9 1/2% notes and 9% notes. Salem Communications and all of its subsidiaries (other than Salem Holding) are guarantors of the borrowings under Salem Holding’s credit facility, Salem Holding’s existing 9 1/2% notes and 9% notes.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of additional radio stations, the repayment of existing indebtedness, or for any other purposes that may be described in an accompanying prospectus supplement. We will not receive any of the proceeds from the sale of Salem Communications Class A Common Stock by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2001		2000		1999		1998		1997
Ratio of earnings to fixed charges	1.2	x	1.9	x	0.6	x	0.9	x	0.9	x

For purposes of calculating this ratio:

•	fixed charges consist of interest expense plus an allocation of a portion of rent expense representing interest; and

•	earnings consist of income (loss) before extraordinary items plus fixed charges.

DESCRIPTION OF DEBT SECURITIES

Salem Holding may issue debt securities under one or more indentures between Salem Holding and a trustee that is qualified to act as such under the Trust Indenture Act. Salem Communications or any of its direct or indirect subsidiaries that guarantee the debt securities will also enter into the applicable indenture. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act. Unless otherwise stated in an accompanying prospectus supplement, the trustee under the indentures will be The Bank of New York.

The following is a summary of the material provisions of each indenture. It does not restate the indentures entirely and is qualified by reference to the indentures. You are urged to read the indentures. The indentures are filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading “Where You Can Find More Information” at page 55. References below to an “indenture” are references to the applicable indenture under which a particular series of debt securities is issued. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

Terms of the 9% Senior Subordinated Notes

You can find the definitions of certain terms used in this description under “Certain Definitions.” For purposes of this description, references to the “Notes” include the $150.0 Million in aggregate principal amount of 9% Senior Subordinated Notes due 2011 of Salem Holding issued under an indenture between Salem Holding, the Guarantors and The Bank of New York, as Trustee, dated as of June 25, 2001 (referred to in this description as the “Indenture”), and any additional Notes subsequently issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. If Salem Holding decides to issue additional Notes pursuant to the terms of the Indenture, a prospectus supplement relating to the additional Notes will state the price at which the additional Notes will be offered.

The following description is a summary of the material provision of the Indenture. It does not restate the Indenture in its entirety. You are urged to read the Indenture and the applicable prospectus supplement because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture are available as set forth below under the heading “Where You Can Find More Information” at page 55. The defined terms used in this description but not defined below under the heading “Certain Definitions” have the meanings assigned to them in the Indenture. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Indenture permits Salem Holding to issue Notes up to the maximum aggregate principal amount approved by Salem Holding. $150 million of 9% Senior Subordinated Notes were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. In accordance with the provisions of the Indenture and related documents, Salem Holding completed an exchange offer pursuant to which all of the Notes issued in the initial private transaction were exchanged for a like principal amount of substantially identical Notes registered under the Securities Act. Subject to the limitations set forth under “Certain Covenants—Limitation on Indebtedness,” Salem Holding may issue additional Notes under the Indenture from time to time. The Notes and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture.

The Notes will mature on July 1, 2011 and are unsecured senior subordinated obligations of Salem Holding. Each Note bears interest at the rate of 9% from the issue date or from the most recent interest payment date to which interest has been paid, payable semiannually on January 1 and July 1 each year, to the person in whose name the Note is registered at the close of business on the December 15 or June 15 next preceding such interest payment date. Payment of the Notes is fully and unconditionally guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. Salem Communications and all of its Subsidiaries (other than Salem Holding) on the date of the Indenture comprise the Guarantors. See “Guarantees.”

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws) at the office or agency of Salem Holding maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of Salem Holding by check mailed to the person entitled thereto as shown on the security register. The notes have been registered and any additional Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Optional Redemption

The Notes will be subject to redemption at any time on or after July 1, 2006, at the option of Salem Holding, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

Year	Redemption Price
2006	104.500%
2007	103.000%
2008	101.500%
2009 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

In addition, at any time on or prior to July 1, 2004, Salem Holding may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of a Public Equity Offering at a redemption price equal to 109% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(i)  at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, and

(ii)  such redemption must occur within 60 days of the date of the closing of such Public Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Sinking Fund

There will be no sinking fund.

Subordination

The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The Notes will be senior subordinated indebtedness of Salem Holding ranking pari passu with all other existing and future senior subordinated indebtedness of Salem Holding and senior to all existing and future Subordinated Indebtedness of Salem Holding.

During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under “Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness.

During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a “Non-payment Default”) and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under “Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity or subordinated securities) may be made by Salem Holding on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the “Payment Blockage Period”).

The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of

(i)  the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated),

(ii)  the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or

(iii)  the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of any of the three foregoing events, Salem Holding shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”).

Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days.

No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

If Salem Holding fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See “—Events of Default.”

The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Salem Holding or to its creditors, as such, or its assets, or any liquidation, dissolution or other winding up of Salem Holding, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Salem Holding, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

By reason of such subordination, in the event of liquidation or insolvency, creditors of Salem Holding who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and Salem Holding may be unable to meet its obligations fully with respect to the Notes.

Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu in right of payment with all existing and future senior subordinated indebtedness of such Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees will be similarly blocked.

“Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of Salem Holding (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or on a contingent basis, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Indebtedness” shall include:

(i)  the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Salem Holding from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinated in right of payment to any other Indebtedness of Salem Holding, and

(ii)  Indebtedness under Interest Rate Agreements.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(i)  Indebtedness evidenced by the Notes or the Existing Notes,

(ii)    Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding,

(iii)    Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Salem Holding,

(iv)    Indebtedness which is represented by Disqualified Equity Interests,

(v)    any liability for foreign, federal, state, local or other taxes owed or owing by Salem Holding to the extent such liability constitutes Indebtedness,

(vi)    Indebtedness of Salem Holding to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii)    that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii)    Indebtedness evidenced by a guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness and

(ix)    Indebtedness owed by Salem Holding for compensation to employees or for services rendered by employees.

“Guarantor Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include:

(i)    the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor and

(ii)    Indebtedness under Interest Rate Agreements.

Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include:

(i)    Indebtedness evidenced by the Guarantees or the Existing Notes Guarantees,

(ii)    Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of any Guarantor,

(iii)    Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor,

(iv)    Indebtedness which is represented by Disqualified Equity Interests,

(v)    any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness,

(vi)  Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii)  that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii)  Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, and

(ix)  Indebtedness owed by any Guarantor for compensation to employees or for services rendered by employees.

“Designated Senior Indebtedness” is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25.0 million at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by Salem Holding.

As of December 31, 2001, on a pro forma basis, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $61.6 million, and the aggregate amount of Pari Passu Indebtedness of Salem Holding was $100.0 million. Salem Holding’s and its Subsidiaries’ ability to incur additional Indebtedness is restricted as set forth under “—Certain Covenants—Limitation on Indebtedness.” Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness.

Guarantees

The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be subordinated in right of payment to Guarantor Senior Indebtedness. See “—Subordination.” As of December 31, 2001, on a pro forma basis, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $61.6 million, all of which constitutes outstanding indebtedness representing guarantees of Senior Indebtedness, and the aggregate amount of Pari Passu Indebtedness of the Guarantors was $100.0 million. In addition, under certain circumstances, Salem Holding and Parent are required to cause the execution and delivery of additional Guarantees by their Subsidiaries. A Guarantor shall be released from all of its obligations under its Guarantee under certain circumstances. See “—Certain Covenants—Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

The Guarantors consist of Parent and all of Parent’s existing Subsidiaries (other than Salem Holding) on the date of the Indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Parent and the Parent Subsidiary Guarantors will not be subject to any of the restrictive covenants contained in the Indenture other than those described under “—Certain Covenants—Limitation on Senior Subordinated Indebtedness,” “—Certain Covenants—Limitations on Issuances of Guarantees of and Pledges for Indebtedness” and “—Consolidation, Merger, Sale of Assets.”

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Indebtedness.    Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that Salem Holding may incur Indebtedness and a Restricted Subsidiary Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of Salem Holding and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0 to 1 or less.

The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i)  Indebtedness of Salem Holding incurred pursuant to the Bank Credit Agreement in an aggregate principal amount which, when taken together with the amount of all Indebtedness incurred by Salem Holding pursuant to this clause (i) and then outstanding, does not exceed $75.0 million;

(ii)  Indebtedness of Salem Holding pursuant to the Notes (other than additional Notes issued pursuant to the Indenture) and Indebtedness of any Restricted Subsidiary Guarantor pursuant to a Guarantee;

(iii)  Indebtedness of any Restricted Subsidiary Guarantor consisting of a guarantee of Salem Holding’s Indebtedness under the Bank Credit Agreement;

(iv)  Indebtedness of Salem Holding or any of its Restricted Subsidiaries outstanding on the date of the Indenture and listed on Schedule I thereto;

(v)  Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding, provided that any Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of Salem Holding’s obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary of Salem Holding or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

(vi)  Indebtedness of a Wholly Owned Restricted Subsidiary of Salem Holding owing to Salem Holding or another Wholly Owned Restricted Subsidiary of Salem Holding; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary of Salem Holding that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee, if any, by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary of Salem Holding, which has Indebtedness owing to Salem Holding or any other Wholly Owned Restricted Subsidiary of Salem Holding, ceases to be a Wholly Owned Restricted Subsidiary of Salem Holding shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

(vii)  guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(viii)  obligations of Salem Holding entered into in the ordinary course of business pursuant to Interest Rate Agreements in respect of Indebtedness of Salem Holding as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

(ix)  any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (except, in the case of Guarantees under clause (iii), which Guarantees do not exceed the aggregate principal amount of the Bank Credit Agreement) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(x)  the guarantee by Salem Holding or any Restricted Subsidiary Guarantor of Indebtedness of Salem Holding or a Restricted Subsidiary of Salem Holding that was permitted to be incurred pursuant to another provision of this covenant; and

(xi)  Indebtedness of Salem Holding in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Salem Holding shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on Restricted Payments.    (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)  declare or pay any dividend on, or make any distribution to holders of, any of Salem Holding’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(ii)  purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of Salem Holding or any Affiliate thereof (except Equity Interests held by Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(iii)  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness of Salem Holding or such Restricted Subsidiary;

(iv)  declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(v)  incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of Salem Holding); or

(vi)  make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted

Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Salem Holding, whose determination shall be conclusive and evidenced by a board resolution):

(1)  no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of Salem Holding or its Restricted Subsidiaries; and

(2)  the aggregate amount of all such Restricted Payments declared or made (x) by Parent after the date of the Existing Indenture to but not including the Succession Date (references to “Salem Holding” in the foregoing clauses (i) through (vi) being deemed to refer to Parent for purposes of calculating the amount of such payments declared or made during such period by Parent) and (y) by Salem Holding from and including the Succession Date, does not exceed the sum of:

(A)  an amount equal to Cumulative Operating Cash Flow less 1.4 times Cumulative Consolidated Interest Expense and

(B)  the aggregate amount of (x) Parent Equity Sale Proceeds plus (y) the aggregate amount of Net Cash Proceeds received by Salem Holding after the Succession Date from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

(b)  Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as “Permitted Payments”):

(i)  the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the preceding paragraph (a) and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the preceding paragraph (a);

(ii)  any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding);

(iii)  the repurchase, redemption, or other acquisition or retirement of any Equity Interests of Salem Holding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege pursuant to which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a);

(iv)  any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of Salem Holding) of any Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a); and

(v)  the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Salem Holding, as the case may be; provided that any such new Indebtedness

(1)  shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing;

(2)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

(3)  has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

(4)  is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

Limitation on Transactions with Affiliates.    Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Salem Holding (other than Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding) unless

(A)  such transaction or series of transactions is in writing on terms that are no less favorable to Salem Holding or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and

(B)  (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million Salem Holding delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with the provisions of the immediately preceding bullet item and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of Salem Holding (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Salem Holding or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

Notwithstanding the foregoing, this provision will not apply to

(1)  any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding),

(2)  any transaction entered into by Salem Holding or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of Salem Holding,

(3)  transactions in existence on the date of the Indenture and any renewal, replacement or extension thereof on substantially similar terms, and

(4)  any Permitted Payment.

Limitation on Senior Subordinated Indebtedness.    Salem Holding and Parent will not, and will not permit any Restricted Subsidiary Guarantor or any Parent Subsidiary Guarantor, as the case may be, to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinated in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding, Parent, or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinated in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture.

Limitation on Liens.    Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

(a)  any Lien existing as of the date of the Indenture;

(b)  any Lien arising by reason of

(1)  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)  taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith;

(3)  security for payment of workers’ compensation or other insurance;

(4)  good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money);

(5)  zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Salem Holding or any of its Subsidiaries or the value of such property for the purpose of such business;

(6)  deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7)  certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of Salem Holding or any of its Subsidiaries; or

(8)  operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c)  any Lien now or hereafter existing on property of Salem Holding or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of “— Limitation on Indebtedness” and provided that the provisions described under “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

(d)  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by Salem Holding or any of its Subsidiaries, in each case which Indebtedness is permitted under the provisions of “— Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by Salem Holding or its Subsidiaries;

(e)  any Lien securing Permitted Subsidiary Indebtedness; and

(f)  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

Limitation on Sale of Assets.

(a)  Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless: (i) at least 80% of the consideration from such Asset Sale is received in cash, provided that (x) the amount of liabilities (excluding any contingent liabilities) assumed by the transferee or (y) any notes or other obligations received by Salem Holding or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof shall be deemed to be “cash,” and (ii) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of Salem Holding and evidenced in a board resolution).

(b)  If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or Salem Holding determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then Salem Holding may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Salem Holding or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes “Excess Proceeds.”

(c)  When the aggregate amount of Excess Proceeds equals $5.0 million or more, Salem Holding shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(1)  Salem Holding shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and

(2)  to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Salem Holding shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) over the Note Amount, provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture.

To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Salem Holding shall use such Deficiency in the business of Salem Holding and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d)  Pending the final application of any Net Cash Proceeds, Salem Holding may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

(e)  If Salem Holding becomes obligated to make an Offer as described above, the Notes shall be purchased by Salem Holding, at the option of the holder thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

(f)  Salem Holding shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

(g)  Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of Salem Holding to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

Limitation on Asset Swaps.    Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, engage in Asset Swaps, unless:

(a)  at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(b)  Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Swap at least equal to the Fair Market Value of the properties or assets exchanged as determined in writing by a nationally recognized investment banking or appraisal firm.

Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

(a)  Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of Salem Holding and will not, and will not permit any of its Restricted Subsidiaries to, pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries (other than the Restricted Subsidiary Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of Salem Holding under the Indenture.

(b)  Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that, if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

(c)  Parent will not, and will not permit any of its Subsidiaries (other than Salem Holding and Salem Holding’s Restricted Subsidiaries, which shall be subject to the foregoing clauses (a) and (b)), other than the Parent Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless Parent or such Subsidiary, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

(d)  Any Guarantee by any Restricted Subsidiary of Salem Holding or by any Parent Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i)  any sale, exchange or transfer to any Person not an Affiliate of Parent, of all of Salem Holding’s or Parent’s direct or indirect Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary or such Parent Subsidiary Guarantor, as the case may be, which is in compliance with the Indenture or

(ii)  the release by the holders of the Indebtedness of Salem Holding described in clauses (a), (b) and (c) above of their security interest or their guarantee by such Restricted Subsidiary of Salem Holding or by such Parent Subsidiary Guarantor, as the case may be, including any deemed release upon payment in full of all obligations under such Indebtedness, at a time when (A) no other Indebtedness of Salem Holding has been secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, also release their security interest in, or guarantee by, such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be (including any deemed release upon payment in full of all obligations under such Indebtedness.

Restriction on Transfer of Assets.    Salem Holding and the Restricted Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of Salem Holding’s Restricted Subsidiaries (other than any Restricted Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of:

(i)  $1.0 million for any sale, conveyance, transfer, leases or dispositions or series of related sales, conveyances, transfers, leases and dispositions and

(ii)  $5.0 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of Salem Holding shall not be considered “in the ordinary course of business”; provided that sales by Salem Holding of block program time and spot advertising time shall not be deemed not to be “in the ordinary course of business” solely because of the dollar volume of such sales.

Purchase of Notes Upon a Change of Control.    If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that Salem Holding purchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

Within 30 days following any Change of Control, Salem Holding shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless Salem Holding defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

If a Change of Control Offer is made, there can be no assurance that Salem Holding will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See “Description of Existing Indebtedness—Credit Facility.” A Change of Control will also require Salem Holding to offer to repurchase the Existing Notes pursuant to the Existing Indenture. The failure of Salem Holding to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture which could, in turn, constitute a default under other Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes.

The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and Salem Holding elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require Salem Holding to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring Salem Holding in a transaction which constitutes a Change of Control.

“Change of Control” means the occurrence of any of the following events:

(i)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Salem Holding or Parent, provided that the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Salem Holding or Parent, as the case may be;

(ii)  during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Salem Holding or Parent (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of Salem Holding or Parent, as the case may be, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

(iii)  Salem Holding or Parent consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Salem Holding or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Salem Holding or Parent, as the case may be) or in which (A) the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Salem Holding as a Restricted Payment in accordance with the provisions described under “— Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions described under “— Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(iv)  Salem Holding or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than (in the case of Salem Holding) in a transaction which complies with the provisions described under “—Consolidation, Merger, Sale of Assets.”

“Permitted Holders” means as of the date of determination

(i)  any of Stuart W. Epperson and Edward G. Atsinger III;

(ii)  family members or the relatives of the Persons described in clause (i);

(iii)  any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or

(iv)  in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Salem Holding.

Salem Holding will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of Salem Holding to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

Limitation on Subsidiary Equity Interests.    Salem Holding will not permit any of its Restricted Subsidiaries to issue any Equity Interests, except for:

(i)  Equity Interests issued to and held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding, and

(ii)  Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary of Salem Holding, (B) such Person merges with or into a Restricted Subsidiary of Salem Holding or (C) a Restricted Subsidiary of Salem Holding merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.    Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Salem Holding to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness

owed to Salem Holding or a Restricted Subsidiary of Salem Holding, (iii) make any Investment in Salem Holding or a Restricted Subsidiary of Salem Holding or (iv) transfer any of its properties or assets to Salem Holding or any Restricted Subsidiary of Salem Holding; except

(a)  any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture;

(b)  any encumbrance or restriction, with respect to a Restricted Subsidiary of Salem Holding that is not a Subsidiary of Salem Holding on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Salem Holding and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(c)  any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture;

(d)  any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “— Limitations on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery;

(e)  any such encumbrance or restriction consisting of customary contractual non-assignment provisions in a contract entered into in the ordinary course of business, to the extent such provisions restrict the transfer of rights, duties or obligations under such contract;

(f)  in the case of clause (iv) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be incurred pursuant to the covenant “Limitation on Indebtedness” to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

(g)  any restriction imposed by applicable law.

Limitation on Unrestricted Subsidiaries.    Salem Holding will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant:

(i)  will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by Salem Holding and

(ii)  may be made in cash or property.

Provision of Financial Statements.    The Indenture will provide that, whether or not Salem Holding is subject to Section 13(a) or 15(d) of the Exchange Act, Salem Holding will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Salem Holding would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if Salem Holding were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Salem Holding would have been required so to file such documents if Salem Holding were so subject. Salem Holding will be deemed to have satisfied such requirements if Parent files and provides reports, documents and information of the types otherwise so required within the applicable time periods and Salem Holding is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Parent as long as Parent’s quarterly and annual reports contain separate audited consolidated financial statements for Salem Holding and its Subsidiaries or consolidating financial information which includes separate condensed consolidated financial information of Salem Holding and its Subsidiaries.

Salem Holding will also in any event:

(x)  within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports, information and other documents which Salem Holding would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Salem Holding were subject to such Sections (unless such documents are filed by Parent as provided above and such documents are then so mailed to the holders and filed with the Trustee), and

(y)  if filing such documents by Salem Holding (or Parent, as the case may be) with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Salem Holding’s cost.

Additional Covenants.    The Indenture will also contain covenants with respect to the following matters:

(i)  payment of principal, premium and interest;

(ii)  maintenance of an office or agency;

(iii)  arrangements regarding the handling of money held in trust;

(iv)  maintenance of corporate existence;

(v)  payment of taxes and other claims;

(vi)  maintenance of properties; and

(vii)  maintenance of insurance.

Consolidation, Merger, Sale Of Assets

Salem Holding shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i)  either (1) Salem Holding shall be the continuing corporation or (2) the Person (if other than Salem Holding) formed by such consolidation or into which Salem Holding is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of Salem Holding under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

(ii)  immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of Salem Holding immediately prior to such transaction;

(iv)  immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the first paragraph of “—Certain Covenants—Limitation on Indebtedness”;

(v)  each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(vi)  if any of the property or assets of Salem Holding or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(vii)  Salem Holding or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Each Guarantor (including Parent) will not, and Salem Holding and Parent will not permit a Restricted Subsidiary Guarantor or a Parent Subsidiary Guarantor, as the case may be, to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than Salem Holding or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than Salem Holding or any other Guarantor) unless at the time and after giving effect thereto:

(i)  either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture;

(ii)  immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and

(iii)  such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “—Certain Covenants—Limitations on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (d) of “—Certain Covenants—Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Salem Holding or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Salem Holding or such Guarantor, as the case may be, and Salem Holding or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

Events Of Default

An Event of Default will occur under the Indenture if:

(i)  there shall be a default in the payment of any interest on any Note (including any Additional Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

(ii)  there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(iii)  (a) there shall be a default in the performance, or breach, of any covenant or agreement of Salem Holding or Parent or any other Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Salem Holding by the Trustee or (y) to Salem Holding and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”; (c) Salem Holding shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) Salem Holding shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Certain Covenants—Purchase of Notes Upon a Change of Control”;

(iv)  one or more defaults shall have occurred under any agreements, indentures or instruments under which Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(v)  any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Salem Holding not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(vi)  one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(vii)  any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of Salem Holding or any Restricted Subsidiary of Salem Holding (including funds on deposit or held pursuant to lock-box and other similar arrangements);

(viii)  there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(ix)  (a) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b)  Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding consents to the entry of a decree or order for relief in respect of Salem Holding, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c)  Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)  Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of Salem Holding, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

(e)  Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding takes any corporate action in furtherance of any such actions in this paragraph (ix).

If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to Salem Holding (and to the Trustee if given by the holders of the Notes), provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of:

(a)  five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or

(b)  acceleration of the Indebtedness under the Bank Credit Agreement.

Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

If an Event of Default specified in clause (viii) or (ix) of the first paragraph of this description of “Events of Default” occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to Salem Holding and the Trustee, may rescind and annul such declaration if:

(a)  Salem Holding has paid or deposited with the Trustee a sum sufficient to pay

(i)  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii)  all overdue interest on all Notes,

(iii)  the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and

(iv)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b)  all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

Salem Holding is also required to notify the Trustee within five business days of the occurrence of any Default. Salem Holding is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of Salem Holding or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance Or Covenant Defeasance Of Indenture

Salem Holding may, at its option, at any time, elect to have the obligations of Salem Holding, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that Salem Holding, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(i)  the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii)  Salem Holding’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii)  the rights, powers, trusts, duties and immunities of the Trustee, and

(iv)  the defeasance provisions of the Indenture.

In addition, Salem Holding may, at its option and at any time, elect to have the obligations of Salem Holding and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance,

(i)  Salem Holding must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after July 1, 2006 (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, Salem Holding has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(ii)  in the case of defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States stating that

(A)  Salem Holding has received from, or there has been published by, the Internal Revenue Service a ruling or

(B)  since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii)  in the case of covenant defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) or (ix) under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(v)  such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of Salem Holding or any Guarantor;

(vi)  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which it is bound;

(vii)  Salem Holding shall have delivered to the Trustee an opinion of independent counsel to the effect that

(A)  the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and

(B)  after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(viii)  Salem Holding shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Salem Holding with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of Salem Holding or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Salem Holding, any Guarantor or others;

(ix)  no event or condition shall exist that would prevent Salem Holding from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(x)  Salem Holding shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction And Discharge

The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, and certain other rights as expressly provided for in the Indenture) as to all outstanding Notes when

(a)  either

(i)  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or

(ii)  all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Salem Holding and Salem Holding or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date,

(c)  Salem Holding or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by Salem Holding or any Guarantor, and

(d)  Salem Holding has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that

(A)  all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and

(B)  such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which Salem Holding or any Guarantor is bound.

Modifications And Amendments

From time to time, Salem Holding, the Guarantors and the Trustee, without the consent of the holders of Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made by Salem Holding, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(i)  change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date);

(ii)  amend, change or modify the obligation of Salem Holding to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” or the obligation of Salem Holding to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Certain Covenants—Purchase of Notes Upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

(iii)  reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

(iv)  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

(v)  except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by Salem Holding or any Guarantor of any of its rights and obligations under the Indenture; or

(vi)  amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person

(i)  existing at the time such Person becomes a Subsidiary or

(ii)  assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” means, with respect to any specified Person,

(i)  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person,

(ii)  any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or

(iii)  any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of

(i)  any Equity Interest of any Restricted Subsidiary of Salem Holding (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

(ii)  all or substantially all of the properties and assets of any division or line of business of Salem Holding or its Restricted Subsidiaries; or

(iii)  any other properties or assets of Salem Holding or any of its Restricted Subsidiaries, other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets

(A)  that is governed by the provisions described under “— Consolidation, Merger, Sale of Assets” or “Limitations on Asset Swaps,”

(B)  that is by Salem Holding to any Wholly Owned Restricted Subsidiary of Salem Holding, or by any Restricted Subsidiary of Salem Holding to Salem Holding or any Wholly Owned Restricted Subsidiary of Salem Holding, in accordance with the terms of the Indenture,

(C)  that aggregates not more than $1.0 million in gross proceeds, or

(D)  any Restricted Payments permitted under the covenant described in “Limitation on Restricted Payments” or any Permitted Investment.

“Asset Swap” means an Asset Sale by Salem Holding or any Restricted Subsidiary of Salem Holding in exchange for properties or assets that will be used in the business of Salem Holding and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 15, 2001, among Salem Holding, the lenders named therein and The Bank of New York as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “— Certain Covenants—Limitation on Indebtedness”; provided that, for purposes of the definition of “Permitted Indebtedness” in the covenant entitled “Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of Salem Holding under the Bank Credit Agreement that is permitted to be incurred pursuant to clause (i) of the definition of “Permitted Indebtedness” to exceed the amount specified in such clause (i).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of

(a)  the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(i)  amortization of debt discount,

(ii)  the net cost under Interest Rate Agreements (including amortization of discounts),

(iii)  the interest portion of any deferred payment obligation

(iv)  and accrued interest, plus

(b)  the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income” means, with respect to any Person for any period, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i)  all extraordinary gains but not losses (less all fees and expenses relating thereto),

(ii)  the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period,

(iii)  net income (or loss) of any other Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv)  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v)  net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or

(vi)  the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders.

“Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of Salem Holding and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of Salem Holding and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of Salem Holding (excluding any such Disqualified Equity Interests held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding), to (b) Operating Cash Flow of Salem Holding and its Restricted Subsidiaries on a Consolidated basis for the four most recent full quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to:

(i)  the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(ii)  the incurrence, repayment or retirement of any other Indebtedness by Salem Holding and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(iii)  in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and

(iv)  any acquisition or disposition by Salem Holding and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or repayment had been consummated on the first day of such four-quarter period).

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and limited liability company interests of such Person, including any Preferred Equity Interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indenture” means the Indenture, dated September 25, 1997, among Parent, the guarantors party thereto and The Bank of New York as trustee, as supplemented by Supplemental Indenture No. 1, dated as of March 31, 1999, by and between Parent, the guarantors party thereto and The Bank of New York as trustee and by Supplemental Indenture No. 2, dated as of August 24, 2000, by and between Parent, Salem Holding, the guarantors party thereto and The Bank of New York as trustee, pursuant to which the Existing Notes were issued.

“Existing Notes” means the 9 1/2% Senior Subordinated Notes of Salem Holding (as successor issuer to Parent) due October 1, 2007 issued pursuant to the Existing Indenture and outstanding as of the date of the Indenture.

“Existing Notes Guarantee” means the guarantee by Parent or any of its Subsidiaries of the obligations of Salem Holding and any other obligor under the Existing Indenture or under the Existing Notes, pursuant to a guarantee given in accordance with the Existing Indenture.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

“Guarantee” means the guarantee by any Guarantor of Salem Holding’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i)  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii)  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii)  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv)  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

(v)  otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means each Person listed as a guarantor in the Indenture or any other guarantor of the Indenture Obligations. As of the date of the Indenture, the Guarantors consist of Parent and all of Parent’s Subsidiaries (other than Salem Holding).

“Indebtedness” means, with respect to any Person, without duplication,

(i)  all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

(ii)  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii)  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv)  all obligations under Interest Rate Agreements of such Person,

(v)  all Capital Lease Obligations of such Person,

(vi)  all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii)  all Guaranteed Debt of such Person,

(viii)  all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(ix)  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above.

The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The Indebtedness of Salem Holding and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to Salem Holding and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

“Indenture Obligations” means the obligations of Salem Holding and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

“Independent Director” means a director of Salem Holding other than a director

(i)  who (apart from being a director of Parent, Salem Holding or any Subsidiary) is an employee, insider, associate or Affiliate of Parent, Salem Holding or a Subsidiary or has held any such position during the previous five years or

(ii)  who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the purchase date, or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

“Net Cash Proceeds” means

(a)  with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Salem Holding or any Restricted Subsidiary of Salem Holding) net of

(i)  brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii)  provisions for all taxes payable as a result of such Asset Sale,

(iii)  payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or would cause a required repayment under the Bank Credit Agreement,

(iv)  amounts required to be paid to any Person (other than Salem Holding or any Restricted Subsidiary of Salem Holding) owning a beneficial interest in the assets subject to the Asset Sale and

(v)  appropriate amounts to be provided by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee

and

(b)  with respect to any issuance or sale of Equity Interests by any Person, or debt securities or Equity Interests of such Person that have been converted into or exchanged for Equity Interests, as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Operating Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus

(a)  extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus

(b)  provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under the immediately preceding clause hereof, plus

(c)  Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus

(d)  depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

“Parent” means Salem Communications Corporation, a Delaware corporation, the parent of Salem Holding, and any successor Person succeeding to the direct or indirect ownership of Salem Holding.

“Parent Equity Sale Proceeds” means the aggregate amount of Net Cash Proceeds received by Parent after the date of the Existing Indenture to but not including the Succession Date from capital contributions (other than from any of its Subsidiaries) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds were used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness).

“Parent Subsidiary Guarantor” means any Subsidiary of Parent that is a Guarantor of the Notes other than a Restricted Subsidiary Guarantor. “Pari Passu Indebtedness” means the Existing Notes or any Existing Notes Guarantee, as the case may be, and any other Indebtedness of Salem Holding or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

“Permitted Investments” means any of the following:

(i)  Temporary Cash Investments;

(ii)  Investments by Salem Holding or any of its Restricted Subsidiaries in a Restricted Subsidiary Guarantor and Investments by any Restricted Subsidiary in Salem Holding;

(iii)  Investments by Salem Holding or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary of Salem Holding that is or would be a Guarantor or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Salem Holding or a Restricted Subsidiary of Salem Holding that is or would be a Guarantor;

(iv)  Promissory notes received as a result of Asset Sales permitted under the provisions of “Limitation on Sales of Assets”;

(v)  Investments in existence on the date of the Indenture;—Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of Salem Holding or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million;

(vi)  Permitted Non-Commercial Educational Station Investments; provided that immediately after giving effect to any such Investment, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “—Certain Covenants—Limitation on Indebtedness” covenant;

(vii)  Interest Rate Agreements entered into in the ordinary course of Salem Holding’s or a Restricted Subsidiary’s business in compliance with the covenant described in “Limitation on Indebtedness”; and

(viii)  Other Investments that do not exceed $5.0 million at any one time outstanding.

“Permitted Non-Commercial Educational Station Investment” means a loan made by Salem Holding or a Restricted Subsidiary of Salem Holding to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a radio station; provided that so long as any such Investment remains outstanding

(i)  such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity;

(ii)  at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of Salem Holding; and

(iii)  a technical and professional services agreement shall be in full force and effect between such non-profit entity and Salem Holding pursuant to which Salem Holding shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

“Permitted Subsidiary Indebtedness” means:

(i)  Indebtedness of any Restricted Subsidiary Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

(ii)  Indebtedness of any Restricted Subsidiary Guarantor

(a)  issued to finance or refinance the purchase or construction of any assets of such Restricted Subsidiary Guarantor or

(b)  secured by a Lien on any assets of such Restricted Subsidiary Guarantor where the lender’s sole recourse is to the assets so encumbered,

in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Preferred Equity Interest” means, as applied to the Equity Interest of any Person, an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Public Equity Offering” means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) (x) to Salem Holding or (y) received by Salem Holding as a capital contribution from Parent, as the case may be, exceed $10.0 million.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

“Restricted Subsidiary Guarantor” means any Guarantor of the Notes that is a Restricted Subsidiary of Salem Holding.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which Salem Holding or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Salem Holding” means Salem Communications Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Salem Holding” shall mean such successor Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of Salem Holding or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be and, with respect to Parent for the period from the date of the Existing Indenture to but not including the Succession Date, Indebtedness subordinated in right of payment to the Existing Notes.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other business entity a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more of its other Subsidiaries.

“Succession Date” means August 24, 2000, the date that Salem Holding became the successor obligor to Parent with respect to the Existing Notes pursuant to the Existing Indenture.

“Temporary Cash Investments” means

(i)  any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii)  any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Corporation (“S&P”) or any successor rating agency;

(iii)  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Salem Holding, but including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(iv)  any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million;

(v)  marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(vi)  repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; and

(vii)  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means

(i)  any Subsidiary of Salem Holding that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Salem Holding, as provided below) and

(ii)  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Salem Holding may designate any Subsidiary of Salem Holding (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply:

(i)  such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and

(ii)  any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “—Certain Covenants—Limitation on Unrestricted Subsidiaries” covenant.

Any such designation by the Board of Directors of Salem Holding shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of Salem Holding may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “—Certain Covenants—Limitation on Indebtedness” covenant.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i)  as to which neither Salem Holding nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Salem Holding or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of Salem Holding or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) Salem Holding shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii)    which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Salem Holding or any Restricted Subsidiary to declare, a default on such Indebtedness of Salem Holding or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person all the Equity Interests of which are owned by such Person or another Wholly Owned Restricted Subsidiary of such Person. As of the date of the Indenture, the Wholly Owned Restricted Subsidiaries of Salem Holding will consist of all of Salem Holding’s Subsidiaries.

DESCRIPTION OF OTHER DEBT SECURITIES

Subject to compliance with Salem Holding’s bank credit agreement and the applicable indenture, Salem Holding may issue senior or subordinated debt securities. The senior debt securities will constitute part of Salem Holding’s senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of Salem Holding’s other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Salem Holding’s senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will indicate the approximate amount of Salem Holding’s senior indebtedness outstanding as of the end of the most recent fiscal quarter. The senior debt indenture and subordinated debt indenture are referred to in this description individually as an “indenture” and collectively as the “indentures.”

The forms of the indentures are exhibits to the registration statement filed with the SEC, of which this prospectus is a part.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

The debt securities that Salem Holding may offer under the indentures are not limited in aggregate principal amount. Salem Holding may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Salem Holding’s board of directors or in a supplement to the indenture relating to that series.

The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Salem Holding may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

•	the title of the series of debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

•	the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal and premium, if any, on the debt securities will be payable;

•	the terms and conditions, if any, under which the debt securities may be converted into or exchanged for other securities;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, whether the interest on the debt securities will be paid in the form of additional debt securities and if so, the terms and provisions for the payment of those additional debt securities, including the method for calculating the amount of additional debt securities so payable, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	any covenants to which Salem Holding may be subject with respect to the debt securities;

•	the place or places where the debt securities may be exchanged or transferred;

•	the terms and conditions upon which Salem Holding may redeem the debt securities, in whole or in part, at its option;

•	the terms and conditions upon which Salem Holding may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

•	if Salem Holding or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

•	if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

•	if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

•	the applicability of the provisions described in “—Defeasance and Covenant Defeasance” below;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

•	the events of default;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any provisions relating to the satisfaction and discharge of the debt securities;

•	if Salem Holding will issue the debt securities in whole or in part in the form of global securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be “original issue discount securities.” “Original issue discount securities” will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at Salem Holding’s office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. Salem Holding will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Salem Holding may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

All money paid by Salem Holding to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Salem Holding, and thereafter the holder of the debt security may look only to Salem Holding for payment of those amounts.

In the event of any redemption, Salem Holding will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

The following provisions will apply to the debt securities of any series, including the 9% Senior Subordinated Notes due 2011, if the prospectus supplement relating to such series so indicates.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Salem Holding will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Salem Holding will wire payments of principal, premium, if any, and interest to DTC’s nominee. Salem Holding and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes.

Accordingly, Salem Holding, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or Salem Holding.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Salem Holding will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

•	DTC notifies Salem Holding that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Salem Holding within 90 days; or

•	Salem Holding determines not to require all of the debt securities of a series to be represented by a global security.

If Salem Holding issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

Indentures

Debt securities that will be senior debt will be issued under a senior indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Subordinated Debt Indenture. The Bank of New York is referred to as the “senior debt indenture trustee” or as the “subordinated debt indenture trustee” as the context may require.

Subordination of Subordinated Debt Securities

Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit Salem Holding from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of Salem Holding’s senior indebtedness.

Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving Salem Holding or a substantial part of its property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

Consolidation, Merger and Sale of Assets

Salem Holding may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

•	Salem Holding is the continuing corporation or the person, if other than Salem Holding, formed by such consolidation or with which or into which Salem Holding is merged or the person to which all or substantially all Salem Holding’s properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Salem Holding’s obligations under the debt securities and each indenture; and

•	immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

If Salem Holding consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Salem Holding, and may exercise Salem Holding’s rights and powers under the indenture, and thereafter, except in the case of a lease, Salem Holding will be relieved of all obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, “events of default” under each indenture with respect to debt securities of any series will include:

•	default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

•	default in the payment of principal of or premium on any debt security of that series when due;

•	default in the deposit of any sinking fund payment on that series for five days after it becomes due;

•	failure to comply with any of the other agreements contained in the indenture for a period of 60 days after written notice to Salem Holding in accordance with the terms of the indenture;

•	failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Salem Holding in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Salem Holding’s receiving written notice of the failure in accordance with the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other events of default specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Salem Holding, necessarily constitutes an event of default with respect to any other series of debt securities.

In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Salem Holding to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind Salem Holding’s obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

Each indenture requires Salem Holding to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

Salem Holding can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, Salem Holding may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Salem Holding may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

Each indenture permits Salem Holding and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

•	to evidence the succession of another corporation and the assumption of Salem Holding’s covenants under such indenture and the debt securities;

•	to add to Salem Holding’s covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

•	to cure any ambiguity, defect or inconsistency; and

•	for other purposes as described in each indenture.

Each indenture also permits Salem Holding and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

•	change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

•	reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

•	reduce the amount of principal payable upon acceleration of maturity;

•	change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

•	reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

•	modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Salem Holding’s compliance with some restrictive provisions of the indentures.

Salem Holding may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

Except as provided in the applicable prospectus supplement, Salem Holding may elect either:

•	to be discharged from all its obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (this discharge is referred to as “defeasance”), or

•	to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (this release is referred to as “covenant defeasance”);

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Salem Holding may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

Salem Holding may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Salem Holding exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Salem Holding exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion Rights

The terms and conditions, if any, on which debt securities being offered are convertible into other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Salem Holding, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Regarding The Trustee

The Bank of New York will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee.

Each indenture contains limitations on the rights of the trustee, should the trustee become Salem Holding’s creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates engage in, and will be permitted to continue to engage in, other transactions with Salem Holding and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

Salem Communications and certain of its direct and indirect wholly-owned subsidiaries may guarantee the obligations of Salem Holding relating to its debt securities issued under this prospectus.

The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

DESCRIPTION OF CAPITAL STOCK

Salem Communication’s authorized capital stock consists of 80,000,000 shares of Class A Common Stock, $.01 par value, 20,000,000 shares of Class B Common Stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. Together, the Class A Common Stock and the Class B Common Stock comprise all of the authorized Common Stock.

Preferred Stock

Salem Communication’s board of directors, without further action by its stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Salem Communication’s board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences deemed advisable by the board. Information regarding shares of preferred stock to be sold by Salem Communications will be set forth in one or more prospectus supplements.

Each prospectus supplement relating to the sale of preferred stock will describe:

•	the series of preferred stock;

•	the price per share at which the preferred stock will be sold;

•	if applicable, the voting rights of the preferred stock

•	if applicable, the dividend rate per share of the preferred stock;

•	if applicable, the redemption price per share of the preferred stock;

•	if applicable, the liquidation preference of the preferred stock upon liquidation or dissolution;

•	if applicable, the conversion features of the preferred stock;

•	if applicable, any provisions for adjustment of the number or amount of shares of Salem Communications Class A Common Stock or other securities receivable upon conversion of the preferred stock; and

•	any other material terms of the preferred stock.

Common Stock

As of April 15, 2002 there were 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock outstanding. All of the outstanding Class B Common Stock is beneficially owned by Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson.

•    Voting.    Holders of Salem Communications Class A Common Stock are entitled to one vote for each share held of record, and holders of Salem Communications Class B Common Stock are entitled to 10 votes for each share held of record, except that:

•	in the case of a proposed acquisition of a company where any director, officer, holder of 10% or more of any class of Common Stock or any of their affiliates has an interest in the company, the assets to be acquired or in the proceeds from the transaction, holders of both classes of Common Stock are entitled to one vote for each share held of record; and

•	in the case of a proposed going private transaction involving Salem or Edward G. Atsinger III, Stuart W. Epperson or Nancy A. Epperson or any of their affiliates, holders of both classes of Common Stock are entitled to one vote for each share held of record.

The Salem Communications Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors by proxy, except as required by law and except as follows. The holders of Class A Common Stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B Common Stock for the remaining directors. Shares of Common Stock do not have cumulative voting rights with respect to the election of directors.

The percentage of the voting power of the outstanding Salem Communications Common Stock controlled by Messrs. Atsinger and Epperson and Mrs. Epperson is approximately 88% which means that they control all actions to be taken by the stockholders, including the election of all directors to the board of directors other than the two independent directors elected by the holders of Class A Common Stock.

•    Dividends.    Holders of the Salem Communications Common Stock are entitled to receive, as when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from Salem Communication’s assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized. Each share of Class A Common Stock and Class B Common Stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon liquidation of Salem Communications and consideration to be received upon a merger or consolidation of Salem Communications or a sale of all or substantially all of Salem Communication’s assets, except that in the case of stock dividends, only shares of Class A Common Stock will be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock will be distributed with respect to Class B Common Stock. In no event will either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other class is proportionately split, divided or combined.

•    Conversions.    The shares of Salem Communications Class A Common Stock are not convertible into any other series or class of securities. Each share of Salem Communications Class B Common Stock, however, is freely convertible into one share of Class A Common Stock at the option of the Class B stockholder. Shares of Class B Common Stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B Common Stock will result in the automatic conversion of such shares into Class A common shares. All conversions of Class B Common Stock are subject to any necessary FCC approval.

•    Liquidation.    Upon liquidation, dissolution or winding up of Salem Communications, the holders of Salem Communications Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock of Salem Communications, if any.

DESCRIPTION OF WARRANTS

Salem Communications may issue warrants for the purchase of debt securities, preferred stock, Class A Common Stock, or other securities issued by Salem Communications or another issuer or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or Class A Common Stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. A prospectus supplement will be issued with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with each share of Salem Communication’s preferred stock, Class A Common Stock or other securities or that of another issuer;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Salem Communications Preferred Stock, Class A Common Stock and Other Securities

Each prospectus supplement for warrants to purchase Salem Communications preferred stock, Class A Common Stock, and other securities will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer;

•	any provisions for adjustment of the number or amount of shares of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which such warrants and related Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities, shares of Salem Communications preferred stock or Class A Common Stock, or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Salem Communications will, as soon as practicable, forward the debt securities, shares of preferred stock or Class A Common Stock or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, Salem Communications preferred stock or Class A Common Stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or Class A Common Stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of Salem Communications preferred stock or Class A Common Stock, the right to vote or to receive any payments of dividends on the preferred stock or Class A Common Stock purchasable upon exercise.

SELLING SECURITY HOLDERS

All or any of the security holders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of the number of shares of Salem Communications Class A Common Stock indicated below. Each of the potential selling security holders listed immediately below is a current director of Salem Communications. The following table sets forth, as of April 15, 2002, the number of shares of Salem Communications Class A and Class B Common Stock that each security holder beneficially owns. The term “selling security holders,” as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling security holders may sell, transfer or otherwise dispose of some or all of their shares of the Salem Communications Class A Common Stock owned by such security holder in transactions exempt from the registration requirements of the Securities Act.

Name of Beneficial Owner(1)	Positions with Salem Communications	Number of Class A Shares Being Registered	Salem Communications Class A Beneficial Ownership		Salem Communications Class B Beneficial Ownership		Percent of Votes of All Classes of Common Stock	Beneficial Ownership if all Salem Communications Class A Shares Being Registered Are Sold		Percent of Votes of all Classes of Common Stock
			Number of Shares	%Vote(2) (Class A)	Number of Shares	%Vote(2) (Class A)	%Vote(2) (All)	Number of Shares	%Vote(2) (Class A)	%Vote(2) (All)
Stuart W. Epperson	Chairman of the Board	625,000	4,317,029(3)	24.11%	2,776,848(4)	50.00%	43.69%	3,692,029	20.62%	47.84%

Edward G. Atsinger III	President, Chief Executive Officer and Director	625,000	4,545,530(5)	25.38%	2,776,848(5)	50.00%	44.00%	3,920,530	21.89%	43.15%

*	Less than 1%.

(1)	Except as otherwise indicated, the address for each person is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares of Salem Communications Class A Common Stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 15, 2002 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)	Percentage voting power is based upon 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock, all of which were outstanding as of April 15, 2002, and the general voting power of one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

(3)	Includes shares of Salem Communications Class A Common Stock held by a trust of which Mr. Epperson is trustee and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other, and therefore, their combined beneficial ownership in the table.

(4)	Includes shares of Salem Communications Class B Common Stock held directly by Mr. Epperson and shares held directly by Mrs. Epperson.

(5)	These shares of Salem Communications Class A and Class B Common Stock are held by trusts of which Mr. Atsinger is trustee.

Information regarding the shares of Salem Communications Class A Common Stock to be sold by each selling stockholder will be set forth in one or more prospectus supplements.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ National Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from Salem Communications, Salem Holding or the selling security holders, or from the purchasers of the securities. Selling security holders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described in, the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, Salem Communications, Salem Holding, the selling security holder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

Salem Communications and Salem Holding may directly solicit offers to purchase the securities and Salem Communications, Salem Holding or the selling security holders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with Salem Communications, Salem Holding or the selling security holders to indemnification by Salem Communications, Salem Holding or the selling security holders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Salem Communications, Salem Holding or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Salem Communications, Salem Holding or their subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Salem Communications may permit certain of its security holders or their pledgees or donees to sell Salem Communications Class A Common Stock pursuant to this prospectus in conjunction with an offering by Salem Communications. The selling security holders may only sell pursuant to this prospectus with Salem Communication’s consent, which consent may be withheld in our sole discretion. If selling security holders sell Salem Communication’s Class A Common Stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling holders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling security holders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

Because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

Any person participating in the distribution of Salem Communications Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Salem Communications Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Salem Communications Class A Common Stock to engage in market-making activities with respect to Salem Communications Class A Common Stock. These restrictions may affect the marketability of Salem Communications Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to Salem Communications Class A Common Stock.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Salem Communications files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room	Citicorp Center
Room 1024	500 West Madison Street
450 Fifth Street, N.W.	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like Salem Communications, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Salem Communications and Salem Holdings and the securities offered that, as permitted by the rules and regulations of the SEC, have not been included in this prospectus. You should read the registration statement for further information about Salem Communications, Salem Holding and Salem Communication’s Class A Common Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the “incorporation by reference” of information into this prospectus. This means that important information about Salem Communications, Salem Holding and their financial condition may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

a.    Salem Communication’s Annual Report on Form 10-K for the year ended December 31, 2001;

b.    Salem Communication’s Quarterly Report on Form 10-Q for the period ended March 30, 2002; and

c.    The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 0000-26497), filed June 25, 1999, and any amendments or reports filed for the purpose of updating that description.

Also incorporated by reference are additional documents that Salem Communications may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by Salem Communications pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling Salem Communications at the following address or telephone number:

Salem Communications Corporation

4880 Santa Rosa Road

Suite 300

Camarillo, California 93012

Telephone: (805) 987-0400

Attn: Jonathan L. Block, Esq.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated into it by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that have been made in light of experience as well as perceptions of historical trends, current conditions, expected future developments and other factors Salem Communications and Salem Holding believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	operations and prospects,

•	acquistion and integration of new radio stations,

•	business and financing plans,

•	funding needs and financing sources,

•	future growth of the religious and family issues format segment of the radio broadcasting industry,

•	characteristics of competition,

•	actions of third parties such as government regulatory agencies, and

•	various other factors beyond Salem Communication’s and Salem Holding control.

All future written and oral forward-looking statements by Salem Communications or Salem Holding or persons acting on their behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and in any document incorporated herein by reference. Salem Communications and Salem Holding do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

YOU SHOULD READ CAREFULLY THE FACTORS DESCRIBED IN THE “CERTAIN FACTORS AFFECTING SALEM” CONTAINED IN THE “BUSINESS” SECTION OF SALEM COMMUNICATION’S FILINGS WITH THE SEC AND THE APPLICABLE PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF CERTAIN RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.